                                                                     EXHIBIT 2.1

                                                               EXECUTION VERSION

================================================================================

                           PURCHASE AND SALE AGREEMENT

                                  BY AND AMONG

                               HOLLY CORPORATION,

                            NAVAJO PIPELINE CO., L.P.

                                       AND

                          NAVAJO REFINING COMPANY, L.P.

                               AS SELLER PARTIES,

                                       AND

                          HOLLY ENERGY PARTNERS, L.P.,

                     HOLLY ENERGY PARTNERS - OPERATING, L.P.

                                       AND

                              HEP PIPELINE, L.L.C.

                                AS BUYER PARTIES

                            DATED AS OF JULY 6, 2005

================================================================================

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                                TABLE OF CONTENTS

                                                                                                      Page
                                    ARTICLE I
                        TRANSFER OF ASSETS, ASSUMPTION OF
                     LIABILITIES AND AGGREGATE CONSIDERATION

1.1      Contribution of Assets and Assumption of Liabilities...................................        1
1.2      Consideration..........................................................................        1

                                   ARTICLE II
                                     CLOSING

2.1      Closing................................................................................        2
2.2      Deliveries by the Seller Parties.......................................................        2
2.3      Deliveries by the Buyer Parties........................................................        3
2.4      Prorations.............................................................................        3
2.5      Closing Costs; Transfer Taxes and Fees.................................................        4

                                   ARTICLE III
              REPRESENTATIONS AND WARRANTIES OF THE SELLER PARTIES

3.1      Organization...........................................................................        4
3.2      Authorization..........................................................................        4
3.3      No Conflicts or Violations; No Consents or Approvals Required..........................        4
3.4      Absence of Litigation..................................................................        5
3.5      Title to Intermediate Pipelines........................................................        5
3.6      Brokers and Finders....................................................................        5
3.7      Sufficiency and Condition of Assets....................................................        5
3.8      Representations Relating to the Unit Consideration.....................................        5
3.9      WAIVERS AND DISCLAIMERS................................................................        6

                                   ARTICLE IV
               REPRESENTATIONS AND WARRANTIES OF THE BUYER PARTIES

4.1      Organization...........................................................................        7
4.2      Authorization..........................................................................        7
4.3      No Conflicts or Violations; No Consents or Approvals Required..........................        7
4.4      Absence of Litigation..................................................................        8
4.5      Brokers and Finders....................................................................        8
4.6      Validity of Unit Consideration.........................................................        8

                                HOLLY CORPORATION
                           HOLLY ENERGY PARTNERS, L.P.
                           PURCHASE AND SALE AGREEMENT

                                    ARTICLE V
                                    COVENANTS

5.1      Conduct of the Operations..............................................................        8
5.2      Access.................................................................................        8
5.3      Rights.................................................................................        9
5.4      Cooperation............................................................................        9
5.5      Additional Agreements..................................................................        9
5.6      HSR Matters............................................................................       10

                                   ARTICLE VI
                              CONDITIONS TO CLOSING

6.1      Conditions to Each Party's Obligation to Close.........................................       10
6.2      Conditions to the Buyer Parties' Obligation to Close...................................       10
6.3      Conditions to the Seller Parties' Obligation to Close..................................       12

                                   ARTICLE VII
                                   TERMINATION

7.1      Termination............................................................................       12
7.2      Effect of Termination..................................................................       13

                                  ARTICLE VIII
                          INTERPRETATION; DEFINED TERMS

8.1      Interpretation.........................................................................       13
8.2      References, Gender, Number.............................................................       14
8.3      Defined Terms..........................................................................       15

                                   ARTICLE IX
                              ADDITIONAL AGREEMENTS

9.1      Further Assurances.....................................................................       19
9.2      Post-Closing Tax Covenants.............................................................       19

                                    ARTICLE X
                                  MISCELLANEOUS

10.1     Expenses...............................................................................       20
10.2     Notices................................................................................       21
10.3     Severability...........................................................................       22
10.4     Governing Law..........................................................................       22
10.5     Parties in Interest....................................................................       22
10.6     Assignment of Agreement................................................................       22

                                HOLLY CORPORATION
                           HOLLY ENERGY PARTNERS, L.P.
                           PURCHASE AND SALE AGREEMENT

10.7     Captions...............................................................................       23
10.8     Counterparts...........................................................................       23
10.9     Director and Officer Liability.........................................................       23
10.10    Integration............................................................................       23
10.11    Limitations Regarding Environmental Indemnification....................................       23
10.12    Effect of Agreement; Ratification of Omnibus Agreement.................................       23
10.13    Confirmation of Agreement..............................................................       24

EXHIBITS:

Exhibit A       -     Contribution Agreement
Exhibit B       -     Pipeline Conveyance
Exhibit C       -     Bill of Sale
Exhibit D       -     Pipelines Agreement
Exhibit E       -     Assignment and Assumption Agreement
Exhibit F       -     Mortgage and Deed of Trust

SCHEDULES:

Schedule 3.3        -    Seller Parties No Conflicts or Violations
Schedule 3.4        -    Seller Parties Litigation
Schedule 3.5(a)     -    Title to Intermediate Pipelines
Schedule 4.3        -    Buyer Parties No Conflicts or Violations
Schedule 4.4        -    Buyer Parties Litigation
Schedule 6.2(a)     -    Seller Parties Consents
Schedule 6.3(a)     -    Buyer Parties Consents

                                HOLLY CORPORATION
                           HOLLY ENERGY PARTNERS, L.P.
                           PURCHASE AND SALE AGREEMENT

                           PURCHASE AND SALE AGREEMENT

      THIS PURCHASE AND SALE AGREEMENT (this "Agreement") dated as of July 6, 2005, is made and entered into by and among Holly Corporation, a Delaware corporation ("Holly"), Navajo Pipeline Co., L.P., a Delaware limited partnership ("Navajo Pipeline"), Navajo Refining Company, L.P., a Delaware limited partnership ("Navajo Refining," and, together with Holly and Navajo Pipeline, the "Seller Parties"), Holly Energy Partners, L.P., a Delaware limited partnership (the "Partnership"), Holly Energy Partners - Operating, L.P., a Delaware limited partnership (the "Operating Partnership") and HEP Pipeline, L.L.C., a Delaware limited liability company ("HEP Pipeline," and, together with the Partnership and the Operating Partnership, the "Buyer Parties"). The above-named entities are sometimes referred to in this Agreement each as a "Party" and collectively as the "Parties."

      WHEREAS, the Buyer Parties wish to exercise the option to purchase the Intermediate Pipelines (as defined herein) granted pursuant to Section 5.1 of the Omnibus Agreement (as defined herein); and

      WHEREAS, the Parties wish to supplement the agreements of the parties contained in the Omnibus Agreement to, among other things, confirm the aggregate consideration to be paid by the Buyer Parties for the Intermediate Pipelines (the "Aggregate Consideration"), provide for certain closing deliveries by the Parties, include certain representations, warranties and covenants by the Parties and describe the conditions necessary to consummate the purchase and sale of the Intermediate Pipelines.

      NOW, THEREFORE, in consideration of the foregoing and the mutual covenants set forth herein and in the Omnibus Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I
                        TRANSFER OF ASSETS, ASSUMPTION OF
                     LIABILITIES AND AGGREGATE CONSIDERATION

      1.1 CONTRIBUTION OF ASSETS AND ASSUMPTION OF LIABILITIES. At the closing of the transactions contemplated hereby (the "Closing"), the Intermediate Pipelines shall be transferred and conveyed, and the Liabilities shall be assumed, as set forth in that certain contribution agreement to be entered into by and among the Parties at the Closing (the "Contribution Agreement") in substantially the form of Exhibit A attached hereto.

      1.2 CONSIDERATION.

            (a) The Aggregate Consideration shall be $81,500,000 and shall consist of (i) the Cash Consideration, (ii) the Unit Consideration and (iii) the increase in the capital account of HEP Logistics Holdings, L.P., a Delaware limited partnership ("HEP GP") in an amount equal to

                               HOLLY CORPORATION
                           HOLLY ENERGY PARTNERS, L.P.
                           PURCHASE AND SALE AGREEMENT
the contribution made on behalf of HEP GP pursuant to the Contribution Agreement (the "Additional GP Interest").

            (b) The Cash Consideration shall be paid by the Partnership at the Closing by wire transfer of immediately available funds to the accounts specified by Holly in or pursuant to the Contribution Agreement.

            (c) The Unit Consideration shall be paid by the Partnership at the Closing by delivery of certificates representing the Unit Consideration and issued in the name of Holly or its designees (the "Certificates"), as provided in or pursuant to the Contribution Agreement.

            (d) The capital account of HEP GP shall be increased by the amount of the Additional GP Interest.

                                   ARTICLE II
                                     CLOSING

      2.1 CLOSING. The Closing shall be held at the offices of Vinson & Elkins L.L.P., 3700 Trammell Crow Center, 2001 Ross Avenue, Dallas, Texas 75201 at 10:00 a.m. on the third business day following the satisfaction or waiver of the conditions set forth in Article VI (other than those conditions relating to the execution of the applicable Ancillary Documents, which will be satisfied at the Closing), or such other place, time or date as may be agreed upon by the Parties. The date on which the Closing takes place is referred to herein as the "Closing Date." The Closing shall be deemed to be effective as of 12:01 a.m. on the Closing Date (the "Effective Time").

      2.2 DELIVERIES BY THE SELLER PARTIES. At the Closing, the Seller Parties shall deliver, or cause to be delivered, to the Buyer Parties the following:

            (a) A counterpart of the Contribution Agreement, duly executed by each Seller Party.

            (b) A counterpart of the conveyance, assignment and bill of sale substantially in the form of Exhibit B attached hereto (the "Pipeline Conveyance"), duly executed by each applicable Seller Party.

            (c) A bill of sale and assignment substantially in the form of Exhibit C attached hereto (the "Bill of Sale"), duly executed by each applicable Seller Party.

            (d) A counterpart of the pipelines agreement substantially in the form of Exhibit D attached hereto (the "Pipelines Agreement"), duly executed by each applicable Seller Party.

            (e) A counterpart of the assignment and assumption agreement substantially in the form of Exhibit E attached hereto (the "Assignment and Assumption Agreement"), duly executed by each applicable Seller Party.

                                HOLLY CORPORATION
                           HOLLY ENERGY PARTNERS, L.P.
                           PURCHASE AND SALE AGREEMENT

            (f) The Seller Party Closing Certificate, duly executed by an officer of Holly.

            (g) Such other certificates, instruments of conveyance and documents as may be reasonably requested by the Buyer Parties prior to the Closing Date to carry out the intent and purposes of this Agreement and the Omnibus Agreement.

      2.3 DELIVERIES BY THE BUYER PARTIES. At the Closing, the Buyer Parties shall deliver, or cause to be delivered, to the Seller Parties the following:

            (a) The Cash Consideration as provided in Section 1.2(b).

            (b) The Certificates as provided in Section 1.2(c).

            (c) A counterpart of the Contribution Agreement, duly executed by each Buyer Party.

            (d) A counterpart of the Pipeline Conveyance, duly executed by each applicable Buyer Party.

            (e) A counterpart of the Pipelines Agreement, duly executed by each Buyer Party.

            (f) A counterpart of the Assignment and Assumption Agreement, duly executed by each applicable Buyer Party.

            (g) The Buyer Party Closing Certificate, duly executed by an officer of the Partnership.

            (h) A mortgage and deed of trust substantially in the form of Exhibit F attached hereto (the "Mortgage and Deed of Trust"), duly executed by each applicable Buyer Party.

            (i) Such other certificates, instruments of conveyance and documents as may be reasonably requested by the Seller Parties prior to the Closing Date to carry out the intent and purposes of this Agreement and the Omnibus Agreement.

      2.4 PRORATIONS. On the Closing Date, or as promptly as practicable following the Closing Date, but in no event later than 60 calendar days thereafter, the real and personal property taxes, water, gas, electricity and other utilities, local business or other license fees to the extent assigned and other similar periodic charges payable with respect to the Intermediate Pipelines shall be prorated between the Buyer Parties, on the one hand, and the Seller Parties, on the other hand, effective as of the Effective Time with the Seller Parties being responsible for amounts related to the period prior to but excluding the Effective Time and the Buyer Parties being responsible for amounts related to the period at and after the Effective Time. If the final real property tax rate or final assessed value for the current tax year is not established by the Closing Date, the prorations shall be made on the basis of the rate or assessed value in effect for

                               HOLLY CORPORATION
                           HOLLY ENERGY PARTNERS, L.P.
                           PURCHASE AND SALE AGREEMENT
the preceding tax year and shall be adjusted when the exact amounts are determined. All such prorations shall be based upon the most recent available assessed value available prior to the Closing Date.

      2.5 CLOSING COSTS; TRANSFER TAXES AND FEES.

            (a) Allocation of Costs. The Buyer Parties shall pay the cost of all sales, transfer and use taxes arising out of the transfer of the Intermediate Pipelines and all costs and expenses (including recording fees and real estate transfer taxes and real estate transfer stamps) incurred in connection with obtaining or recording title to the Intermediate Pipelines.

            (b) Reimbursement. If any Buyer Party, on the one hand, or any Seller Party, on the other hand, pays any tax agreed to be borne by the other Party under this Agreement, such other Party shall promptly reimburse the paying Party for the amounts so paid. If any Party receives any tax refund or credit applicable to a tax paid by another Party hereunder, the receiving Party shall promptly pay such amounts to the Party entitled thereto.

                                  ARTICLE III
              REPRESENTATIONS AND WARRANTIES OF THE SELLER PARTIES

      The Seller Parties, jointly and severally, hereby represent and warrant to the Buyer Parties as follows:

      3.1 ORGANIZATION. Each Seller Party is an entity duly organized, validly existing and in good standing under the Laws of its state of organization.

      3.2 AUTHORIZATION. Each Seller Party has full corporate or partnership power and authority to execute, deliver, and perform this Agreement and any Seller Ancillary Documents to which it is a party. The execution, delivery, and performance by each Seller Party of this Agreement and the Seller Ancillary Documents and the consummation by such Seller Party of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate or partnership action of the Seller Parties. This Agreement has been duly executed and delivered by each Seller Party and constitutes, and each such Seller Ancillary Document executed or to be executed by each Seller Party has been, or when executed will be, duly executed and delivered by such Seller Party and constitutes, or when executed and delivered will constitute, a valid and legally binding obligation of the Seller Party, enforceable against it in accordance with their terms, except that such enforceability may be limited by
(i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar Laws affecting creditors' rights and remedies generally and (ii) equitable principles which may limit the availability of certain equitable remedies (such as specific performance) in certain instances.

      3.3 NO CONFLICTS OR VIOLATIONS; NO CONSENTS OR APPROVALS REQUIRED. Except as set forth in Seller Disclosure Schedule 3.3, the execution, delivery and performance by each Seller Party of this Agreement and the other Seller Ancillary Documents to which it is a party

                               HOLLY CORPORATION
                           HOLLY ENERGY PARTNERS, L.P.
                           PURCHASE AND SALE AGREEMENT
does not, and the consummation of the transactions contemplated hereby and thereby will not, (i) violate, conflict with, or result in any breach of any provision of such Seller Party's organizational documents or (ii) subject to obtaining the Consents or making the registrations, declarations or filings set forth in the next sentence, violate in any material respect any applicable Law or material contract binding upon any Seller Party or the Intermediate Pipelines. No Consent of any Governmental Entity or any other person is required for any Seller Party in connection with the execution, delivery and performance of this Agreement and the Seller Ancillary Documents to which such Seller Party is a party or the consummation of the transactions contemplated hereby or thereby, except as set forth in Seller Disclosure Schedule 3.3 and except for
(a) requirements under the HSR Act and (b) Post-Closing Consents.

      3.4 ABSENCE OF LITIGATION. Except as set forth in Seller Disclosure
Schedule 3.4, there is no Action pending or, to the knowledge of the Seller Parties, threatened against any Seller Party or any of its affiliates relating to the transactions contemplated by this Agreement or the Intermediate Pipelines or which, if adversely determined, would reasonably be expected to materially impair the ability of the Seller Parties to perform their obligations and agreements under this Agreement or the Seller Ancillary Documents and to consummate the transactions contemplated hereby and thereby.

      3.5 TITLE TO INTERMEDIATE PIPELINES.

            (a) Except as set forth in Seller Disclosure Schedule 3.5(a), each applicable Seller Party has good and indefeasible title to the Intermediate Pipelines, subject to all recorded and unrecorded matters and all physical conditions and other matters in existence on the Closing Date, plus any other such matters as the Partnership may approve, which approval will not be unreasonably withheld.

            (b) There has not been granted to any person and no person possesses, any right of first refusal to purchase the Intermediate Pipelines.

      3.6 BROKERS AND FINDERS. No investment banker, broker, finder, financial advisor or other intermediary has been retained by or is authorized to act on behalf of any of the Seller Parties who is entitled to receive from any Buyer Party any fee or commission in connection with the transactions contemplated by this Agreement.

      3.7 SUFFICIENCY AND CONDITION OF ASSETS. To the Seller Parties' knowledge, the assets being purchased pursuant to this Agreement are all of the physical assets material to the operation of the Intermediate Pipelines in accordance with the Seller Parties' (and their affiliates') historical practice, are in good operating condition and repair (normal wear and tear excepted), are free from material defects (patent and latent), are suitable for the purposes for which they are currently used and are not in need of material maintenance or repairs except for ordinary routine maintenance and repairs.

      3.8 REPRESENTATIONS RELATING TO THE UNIT CONSIDERATION. Each applicable Seller Party is acquiring its portion of the Unit Consideration for its own account for investment, and

                               HOLLY CORPORATION
                           HOLLY ENERGY PARTNERS, L.P.
                           PURCHASE AND SALE AGREEMENT
not with a view to any distribution or resale thereof in violation of the Securities Act of 1933, as amended, or any other applicable domestic or foreign securities Law.

      3.9 WAIVERS AND DISCLAIMERS. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES AND OTHER COVENANTS AND AGREEMENTS MADE BY THE PARTIES IN THIS AGREEMENT, THE ANCILLARY DOCUMENTS AND THE OMNIBUS AGREEMENT, THE PARTIES HERETO ACKNOWLEDGE AND AGREE THAT NONE OF THE PARTIES HAS MADE, DOES NOT MAKE, AND EACH SUCH PARTY SPECIFICALLY NEGATES AND DISCLAIMS, ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS, IMPLIED OR STATUTORY, ORAL OR WRITTEN, PAST OR PRESENT, REGARDING (I) THE VALUE, NATURE, QUALITY OR CONDITION OF THE INTERMEDIATE PIPELINES INCLUDING, WITHOUT LIMITATION, THE WATER, SOIL, GEOLOGY OR ENVIRONMENTAL CONDITION OF THE INTERMEDIATE PIPELINES GENERALLY, INCLUDING THE PRESENCE OR LACK OF HAZARDOUS SUBSTANCES OR OTHER MATTERS ON THE INTERMEDIATE PIPELINES, (II) THE INCOME TO BE DERIVED FROM THE INTERMEDIATE PIPELINES, (III) THE SUITABILITY OF THE INTERMEDIATE PIPELINES FOR ANY AND ALL ACTIVITIES AND USES THAT MAY BE CONDUCTED THEREON, (IV) THE COMPLIANCE OF OR BY THE INTERMEDIATE PIPELINES OR THEIR OPERATION WITH ANY LAWS (INCLUDING WITHOUT LIMITATION ANY ZONING, ENVIRONMENTAL PROTECTION, POLLUTION OR LAND USE LAWS, RULES, REGULATIONS, ORDERS OR REQUIREMENTS), OR (V) THE HABITABILITY, MERCHANTABILITY, MARKETABILITY, PROFITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE INTERMEDIATE PIPELINES. EXCEPT TO THE EXTENT PROVIDED IN THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR THE OMNIBUS AGREEMENT, NONE OF THE PARTIES IS LIABLE OR BOUND IN ANY MANNER BY ANY VERBAL OR WRITTEN STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE INTERMEDIATE PIPELINES FURNISHED BY ANY AGENT, EMPLOYEE, SERVANT OR THIRD PARTY. EXCEPT TO THE EXTENT PROVIDED IN THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR THE OMNIBUS AGREEMENT, EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE TRANSFER AND CONVEYANCE OF THE INTERMEDIATE PIPELINES SHALL BE MADE IN AN "AS IS," "WHERE IS" CONDITION WITH ALL FAULTS, AND THE INTERMEDIATE PIPELINES ARE TRANSFERRED AND CONVEYED SUBJECT TO ALL OF THE MATTERS CONTAINED IN THIS SECTION. THIS SECTION SHALL SURVIVE SUCH TRANSFER AND CONVEYANCE OR THE TERMINATION OF THIS AGREEMENT. THE PROVISIONS OF THIS SECTION HAVE BEEN NEGOTIATED BY THE PARTIES AFTER DUE CONSIDERATION AND ARE INTENDED TO BE A

                               HOLLY CORPORATION
                           HOLLY ENERGY PARTNERS, L.P.
                           PURCHASE AND SALE AGREEMENT

COMPLETE EXCLUSION AND NEGATION OF ANY REPRESENTATIONS OR WARRANTIES, WHETHER EXPRESS, IMPLIED OR STATUTORY, WITH RESPECT TO THE INTERMEDIATE PIPELINES THAT MAY ARISE PURSUANT TO ANY LAW NOW OR HEREAFTER IN EFFECT, OR OTHERWISE, EXCEPT AS SET FORTH IN THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR THE OMNIBUS AGREEMENT.

                                   ARTICLE IV
               REPRESENTATIONS AND WARRANTIES OF THE BUYER PARTIES

      The Buyer Parties hereby represent and warrant to the Seller Parties as follows:

      4.1 ORGANIZATION. Each Buyer Party is an entity duly organized, validly existing and in good standing under the Laws of its state of organization.

      4.2 AUTHORIZATION. Each Buyer Party has full partnership or limited liability company power and authority to execute, deliver, and perform this Agreement and any Buyer Ancillary Documents to which it is a party. The execution, delivery, and performance by each Buyer Party of this Agreement and the Buyer Ancillary Documents and the consummation by such Buyer Party of the transactions contemplated hereby and thereby, have been duly authorized by all necessary partnership or limited liability company action of the Buyer Party. This Agreement has been duly executed and delivered by each Buyer Party and constitutes, and each such Buyer Ancillary Document executed or to be executed each Buyer Party has been, or when executed will be, duly executed and delivered by such Buyer Party and constitutes, or when executed and delivered will constitute, a valid and legally binding obligation of the Buyer Party, enforceable against it in accordance with their terms, except that such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar Laws affecting creditors' rights and remedies generally and (ii) equitable principles which may limit the availability of certain equitable remedies (such as specific performance) in certain instances.

      4.3 NO CONFLICTS OR VIOLATIONS; NO CONSENTS OR APPROVALS REQUIRED. Except as set forth in Buyer Disclosure Schedule 4.3, the execution, delivery and performance by each Buyer Party of this Agreement and the Buyer Ancillary Documents to which it is a party does not, and consummation of the transactions contemplated hereby and thereby will not, (i) violate, conflict with, or result in any breach of any provisions of such Buyer Party's organizational documents or (ii) subject to obtaining the Consents or making the registrations, declarations or filings set forth in the next sentence, violate any applicable Law or material contract binding upon any Buyer Party. No Consent of any Governmental Entity or any other person is required for any Buyer Party in connection with the execution, delivery and performance of this Agreement and the other Buyer Ancillary Documents to which such Buyer Party is a party or the consummation of the transactions contemplated hereby and thereby, except for (a) requirements under the HSR Act and (b) Post-Closing Consents.

                               HOLLY CORPORATION
                           HOLLY ENERGY PARTNERS, L.P.
                           PURCHASE AND SALE AGREEMENT

      4.4 ABSENCE OF LITIGATION. Except as set forth in Buyer Disclosure
Schedule 4.4, there is no Action pending or, to the knowledge of the Buyer Parties, threatened against any Buyer Party or any of its affiliates relating to the transactions contemplated by this Agreement or which, if adversely determined, would reasonably be expected to materially impair the ability of the Buyer Parties to perform their obligations and agreements under this Agreement or the Buyer Ancillary Documents and to consummate the transactions contemplated hereby and thereby.

      4.5 BROKERS AND FINDERS. No investment banker, broker, finder, financial advisor or other intermediary has been retained by or is authorized to act on behalf of any of the Buyer Parties who is entitled to receive from any Seller Party any fee or commission in connection with the transactions contemplated by this Agreement.

      4.6 VALIDITY OF UNIT CONSIDERATION. The common units comprising the Unit Consideration and the limited partner interests represented thereby have been duly and validly authorized by the Partnership's organizational documents and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid (to the extent required under the Partnership's organizational documents) and nonassessable (except as such nonassessability may be affected by Section 17-607 of the Delaware Revised Uniform Limited Partnership Act).

                                    ARTICLE V
                                    COVENANTS

      5.1 CONDUCT OF THE OPERATIONS. Except as specifically provided in this Agreement, the Seller Ancillary Documents or the Omnibus Agreement, during the period from the date of this Agreement until the Closing Date, each Seller Party shall (i) conduct its operations according to its ordinary course of business and (ii) use reasonable efforts to preserve, maintain, and protect its material assets, rights, and properties, to the extent each such action in clause (i) or
(ii) would materially affect the Intermediate Pipelines; provided, however, that any Seller Party shall not, to the extent commercially unreasonable, be required to make any payments or enter into or amend any contractual agreements, arrangements, or understandings to satisfy the foregoing obligation.

      5.2 ACCESS. From the date of this Agreement until the Closing Date, each Seller Party shall, upon reasonable advance notice by the Partnership, (i) provide each Buyer Party and its representatives reasonable access, during normal business hours, to the Intermediate Pipelines and (ii) furnish to each Buyer Party such documents and information concerning the Intermediate Pipelines as the Partnership from time to time may reasonably request. Following any such request, each Seller Party shall use its reasonable efforts to make such requested information available to the Buyer Parties to the extent the requested information relates to the Intermediate Pipelines.

                               HOLLY CORPORATION
                           HOLLY ENERGY PARTNERS, L.P.
                           PURCHASE AND SALE AGREEMENT

      5.3 RIGHTS.

            (a) If any Consent set forth in Seller Disclosure Schedule 3.3 is not obtained by the Seller Parties on or before the Closing, then, on and after the Closing unless and until such Consent is obtained, as to the rights, assets, benefits or remedies (collectively, the "Rights") not assignable to the Buyer Parties because such Consent has not been obtained:

                  (i) the applicable Seller Party shall hold the Rights in trust for the benefit of the Buyer Parties;

                  (ii) subject to clause (iv), the applicable Seller Party shall, at the request and under the direction of the Partnership, take all such actions and do all such things, at such Seller Party's expense, as shall in the opinion of the Partnership, be reasonably necessary or desirable in order that the obligations of the applicable Seller Party under such Rights may be performed in a manner such that the value of the Rights shall be preserved and shall inure to the benefit of the applicable Buyer Party and such that all such Rights may be received by the applicable Buyer Party;

                  (iii) the applicable Seller Party shall promptly tender over to the applicable Buyer Party all such Rights received by such Seller Party in respect of such Rights; and

                  (iv) the applicable Buyer Party shall make all payment obligations under such Rights and, unless prohibited by the third party, shall perform the non-payment obligations under such Rights on behalf of the applicable Seller Party.

            (b) With respect to any Consent set forth in Seller Disclosure
Schedule 3.3 not obtained by the Seller Parties on or before the Closing, the Seller Parties shall use diligent efforts to obtain such Consent following the Closing. The Parties shall reasonably cooperate with each other in obtaining such Consents and shall keep each other reasonably informed of the status of and any developments with respect to obtaining such Consents.

      5.4 COOPERATION. Each Seller Party shall cooperate with each Buyer Party and assist such Buyer Party in identifying all licenses, authorizations, permissions or Permits necessary to own and operate the Intermediate Pipelines from and after the Closing Date and, where permissible, transfer existing Permits to such Buyer Party, or, where not permissible, assist the Buyer Party in obtaining new Permits at no cost, fee or liability to such Seller Party.

      5.5 ADDITIONAL AGREEMENTS. Subject to the terms and conditions of this Agreement, the Ancillary Documents and the Omnibus Agreement, each of the Parties shall use its commercially reasonable efforts to do, or cause to be taken all action and to do, or cause to be done, all things necessary, proper, or advisable under applicable Laws to consummate and make effective the transactions contemplated by this Agreement, including the fulfillment of the conditions set forth in Article VI, to the extent that the fulfillment of such conditions are within the control of such Party; provided, however, that in no event shall any Party or its affiliates be

                               HOLLY CORPORATION
                           HOLLY ENERGY PARTNERS, L.P.
                           PURCHASE AND SALE AGREEMENT
required to divest any interest that they may have in any material assets or business. If at any time after the Closing Date any further action is necessary or desirable to carry out the purposes of this Agreement, the Parties and their duly authorized representatives shall use commercially reasonable efforts to take all such action.

      5.6 HSR MATTERS. The Parties shall use their reasonable efforts to (i) obtain all authorizations or waivers required under the HSR Act to consummate the transactions contemplated hereby, including, without limitation, making all filings with the Antitrust Division of the DOJ and the FTC required in connection therewith and (ii) respond as promptly as practicable to all inquiries received from the DOJ or the FTC for additional information or documentation. The Buyer Parties and the Seller Parties shall pay in equal amounts all filing fees associated with the filing. Each of the Buyer Parties and the Seller Parties shall furnish to the other such necessary information and reasonable assistance as the other may request in connection with its preparation of any filing that is necessary under the HSR Act. The Buyer Parties and the Seller Parties shall keep each other apprised of the status of any communications with, and any inquiries or requests for additional information from, the FTC or the DOJ. In no event shall any Party or any of its affiliates, in connection with the consummation of the transactions contemplated by this Agreement, be required to divest itself of any material assets, properties or lines of business in order to comply with the requirements of the HSR Act.

                                   ARTICLE VI
                              CONDITIONS TO CLOSING

      6.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO CLOSE. The obligations of the Parties to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

            (a) No Restraint. No temporary restraining order, preliminary or permanent injunction or other Order issued by any Governmental Entity or other legal restraint or prohibition preventing the consummation of the transactions contemplated by this Agreement shall be in effect.

            (b) Legality of Transactions. No Action shall have been taken nor any Law shall have been enacted by any Governmental Entity that makes the consummation of the transactions contemplated by this Agreement illegal.

            (c) HSR Waiting Period. The waiting and review period (and any extension thereof) under the HSR Act shall have expired or been terminated.

      6.2 CONDITIONS TO THE BUYER PARTIES' OBLIGATION TO CLOSE. The obligation of the Buyer Parties to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction (or waiver by the Partnership), at or prior to the Closing, of each of the following conditions:

                               HOLLY CORPORATION
                           HOLLY ENERGY PARTNERS, L.P.
                           PURCHASE AND SALE AGREEMENT

            (a) Consents. The authorizations, consents, Orders or approvals described in Schedule 6.2(a) shall have been filed, occurred, or been obtained.

            (b) Representations and Warranties. The representations and warranties of the Seller Parties set forth in this Agreement shall be true and correct (without giving effect to any materiality standard or Material Adverse Effect qualification) as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except to the extent that the failure of such representations and warranties to be true and correct would not, in the aggregate, result in a Material Adverse Effect on Holly or the Intermediate Pipelines, and the Buyer Parties shall have received a certificate to such effect signed on behalf of the Seller Parties by an officer of Holly.

            (c) Performance of Obligations. The Seller Parties shall have performed in all material respects (provided that any covenant or agreement of the Seller Parties contained herein that is qualified by a materiality standard shall not be further qualified hereby) all obligations required to be performed by the Seller Parties under this Agreement prior to the Closing Date, and the Buyer Parties shall have received a certificate to such effect signed on behalf of the Seller Parties by an officer of Holly (such certificate, together with the certificate described in clause (b) above, the "Seller Party Closing Certificate").

            (d) Seller Ancillary Documents. The Seller Parties shall have delivered, or caused to be delivered, to the Buyer Parties the Seller Ancillary Documents pursuant to Section 2.2.

            (e) Inspection Results. The results of any searches, surveys, tests or inspections conducted pursuant to Section 5.2(b)(iii) or (iv) of the Omnibus Agreement shall be, in the reasonable opinion of the Buyer Parties, satisfactory.

            (f) Permits. Each of the Permits held by the Seller Parties which are assignable by the Seller Parties shall have been assigned to the applicable Buyer Party in accordance with applicable Law, and for Permits held by the Seller Parties which are not so assignable, the applicable Buyer Party shall have been issued a new replacement Permit with terms and conditions reasonably satisfactory to the Buyer Parties except for Permits that, in transactions similar to the transactions contemplated by this Agreement, are normally obtained by the acquirer thereunder after the consummation thereof.

            (g) No Material Adverse Effect. Since March 31, 2005, no event or occurrence shall have taken place which has had, or is reasonably likely to have, a Material Adverse Effect on Holly or the Intermediate Pipelines.

            (h) Financing. The Partnership shall have received net proceeds in an amount at least equal to the Financing Proceeds from any source of financing acceptable (including with respect to all terms and conditions thereof) to the Conflicts Committee in its sole discretion.

                               HOLLY CORPORATION
                           HOLLY ENERGY PARTNERS, L.P.
                           PURCHASE AND SALE AGREEMENT

      6.3 CONDITIONS TO THE SELLER PARTIES' OBLIGATION TO CLOSE. The obligation of the Seller Parties to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction (or waiver by Holly), at or prior to the Closing, of each of the following conditions:

            (a) Consents. The authorizations, consents, Orders or approvals described in Schedule 6.3(a) shall have been filed, occurred, or been obtained.

            (b) Representations and Warranties. The representations and warranties of the Buyer Parties set forth in this Agreement shall be true and correct (without giving effect to any materiality standard or Material Adverse Effect qualification) as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except to the extent that the failure of such representations and warranties to be true and correct would not, in the aggregate, result in a Material Adverse Effect on the Partnership, and the Seller Parties shall have received a certificate to such effect signed on behalf of the Buyer Parties by an officer of the Partnership.

            (c) Performance of Obligations. The Buyer Parties shall have performed in all material respects (provided that any covenant or agreement of the Buyer Parties contained herein that is qualified by a materiality standard shall not be further qualified hereby) the obligations required to be performed by the Buyer Parties under this Agreement prior to the Closing Date, and the Seller Parties shall have received a certificate to such effect signed on behalf of the Buyer Parties by an officer of the Partnership (such certificate, together with the certificate described in clause (b) above, the "Buyer Party Closing Certificate").

            (d) The Buyer Ancillary Documents. The Buyer Parties shall have delivered, or caused to be delivered, the Buyer Ancillary Documents pursuant to
Section 2.3.

            (e) Cash Consideration. The Buyer Parties shall have delivered the Cash Consideration in accordance with Section 1.2(b).

            (f) Certificates. The Buyer Parties shall have delivered the Certificates in accordance with Section 1.2(c).

            (g) NYSE Listing. The Unit Consideration shall have been approved for listing by the New York Stock Exchange subject to official notice of issuance.

            (h) No Material Adverse Effect. Since March 31, 2005, no event or occurrence shall have taken place which has had, or is reasonably likely to have, a Material Adverse Effect on the Partnership.

                                   ARTICLE VII
                                   TERMINATION

      7.1 TERMINATION.

                               HOLLY CORPORATION
                           HOLLY ENERGY PARTNERS, L.P.
                           PURCHASE AND SALE AGREEMENT

            (a) Right to Terminate. This Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing:

                  (i) by mutual written consent of Holly and the Partnership;

                  (ii) by either Holly or the Partnership if the Closing has not occurred within 90 days of the date of this Agreement (the "Termination Date"), provided, however, that this right to terminate this Agreement shall not be available to any Party whose breach of this Agreement or whose affiliate's breach of this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date;

                  (iii) by either Holly or the Partnership if a Governmental Entity shall have issued an order or taken any other action, in each case permanently restraining, enjoining, or otherwise prohibiting the transactions contemplated by this Agreement; or

                  (iv) by either Holly or the Partnership in the event of a breach by any Buyer Party or Seller Party, as applicable, of any representation, warranty, covenant or other agreement contained in this Agreement which (A) would give rise to the failure of a condition set forth in Sections 6.2(b) or
(c) or Sections 6.3(b) or (c), as applicable, and (B) cannot be or has not been cured within the shorter of (1) 20 days following receipt by the breaching party of written notice of such breach or (2) the business day immediately preceding the Termination Date.

            (b) Effect of Investigation. The right of any Party to terminate this Agreement pursuant to this Section 7.1 shall remain operative and in full force and effect regardless of the actual or constructive knowledge of such Party regarding the subject matter giving rise to such right of termination.

      7.2 EFFECT OF TERMINATION. Upon termination of this Agreement pursuant to
Section 7.1, the undertakings of the Parties set forth in this Agreement shall forthwith be of no further force and effect.

                                  ARTICLE VIII
                          INTERPRETATION; DEFINED TERMS

      8.1 INTERPRETATION. It is expressly agreed that this Agreement shall not be construed against any Party, and no consideration shall be given or presumption made, on the basis of who drafted this Agreement or any particular provision hereof or who supplied the form of Agreement. Each Party agrees that this Agreement has been purposefully drawn and correctly reflects its understanding of the transaction that this Agreement contemplates. In construing this Agreement:

            (a) examples shall not be construed to limit, expressly or by implication, the matter they illustrate;

                               HOLLY CORPORATION
                           HOLLY ENERGY PARTNERS, L.P.
                           PURCHASE AND SALE AGREEMENT

            (b) the word "includes" and its derivatives means "includes, but is not limited to" and corresponding derivative expressions;

            (c) a defined term has its defined meaning throughout this Agreement and each Exhibit, Annex or Schedule to this Agreement, regardless of whether it appears before or after the place where it is defined;

            (d) each Exhibit, Annex and Schedule to this Agreement is a part of this Agreement, but if there is any conflict or inconsistency between the main body of this Agreement and any Exhibit, Annex or Schedule, the provisions of the main body of this Agreement shall prevail;

            (e) the term "cost" includes expense and the term "expense" includes cost;

            (f) the headings and titles herein are for convenience only and shall have no significance in the interpretation hereof;

            (g) the inclusion of a matter on a Schedule in relation to a representation or warranty shall not be deemed an indication that such matter necessarily would, or may, breach such representation or warranty absent its inclusion on such Schedule;

            (h) any reference to a statute, regulation or Law shall include any amendment thereof or any successor thereto and any rules and regulations promulgated thereunder;

            (i) currency amounts referenced herein, unless otherwise specified, are in U.S. Dollars;

            (j) unless the context otherwise requires, all references to time shall mean time in Dallas, Texas;

            (k) whenever this Agreement refers to a number of days, such number shall refer to calendar days unless business days are specified; and

            (l) if a term is defined as one part of speech (such as a noun), it shall have a corresponding meaning when used as another part of speech (such as a verb).

      8.2 REFERENCES, GENDER, NUMBER. All references in this Agreement to an "Article," "Section," "subsection," "Exhibit" or "Schedule" shall be to an Article, Section, subsection, Exhibit or Schedule of this Agreement, unless the context requires otherwise. Unless the context clearly requires otherwise, the words "this Agreement," "hereof," "hereunder," "herein," "hereby," or words of similar import shall refer to this Agreement as a whole and not to a particular Article, Section, subsection, clause or other subdivision hereof. Cross-references in this Agreement to a subsection or a clause within a Section may be made by reference to the number or other subdivision reference of such subsection or clause preceded by the word "Section." Whenever the context requires, the words used herein shall include the masculine, feminine and neuter gender, and the singular and the plural.

                               HOLLY CORPORATION
                           HOLLY ENERGY PARTNERS, L.P.
                           PURCHASE AND SALE AGREEMENT

      8.3 DEFINED TERMS. Unless the context expressly requires otherwise, the respective terms defined in this Section 8.3 shall, when used in this Agreement, have the respective meanings herein specified, with each such definition to be equally applicable both to the singular and the plural forms of the term so defined.

      "Action" shall mean any claim, action, suit, investigation, inquiry, proceeding, condemnation or audit by or before any court or other Governmental Entity or any arbitration proceeding.

      "Additional GP Interest" shall have the meaning set forth in Section
1.2(a).

      "affiliate" means, with respect to a specified person, any other person controlling, controlled by or under common control with that first person. As used in this definition, the term "control" includes (i) with respect to any person having voting securities or the equivalent and elected directors, managers or persons performing similar functions, the ownership of or power to vote, directly or indirectly, voting securities or the equivalent representing 50% or more of the power to vote in the election of directors, managers or persons performing similar functions, (ii) ownership of 50% or more of the equity or equivalent interest in any person and (iii) the ability to direct the business and affairs of any person by acting as a general partner, manager or otherwise.

      "Aggregate Consideration" shall have the meaning set forth in the preamble.

      "Agreement" shall have the meaning set forth in the preamble.

      "Ancillary Documents" means, collectively, the Buyer Ancillary Documents and the Seller Ancillary Documents.

      "Artesia Refinery" means the refining facilities owned by Navajo Refining in Artesia, New Mexico.

      "Assignment and Assumption Agreement" shall have the meaning set forth in
Section 2.2(e).

      "Bill of Sale" shall have the meaning set forth in Section 2.2(c).

      "Board of Directors" means the Board of Directors of HEP GP.

      "business day" means any day on which banks are open for business in Texas, other than Saturday or Sunday.

      "Buyer Parties" shall have the meaning set forth in the preamble.

      "Buyer Ancillary Documents" means each agreement, document, instrument or certificate to be delivered by the Buyer Parties, or their affiliates at the Closing pursuant to Section 2.3 hereof and each other document or Contract entered into by the Buyer Parties, or their affiliates,

                               HOLLY CORPORATION
                           HOLLY ENERGY PARTNERS, L.P.
                           PURCHASE AND SALE AGREEMENT
in connection with this Agreement or the Closing, including the letter agreement dated of even date herewith entered into between Holly and the Partnership.

      "Buyer Party Closing Certificate" shall have the meaning given such term in Section 6.3(c).

      "Cash Consideration" means an amount in cash equal to $77,651,020.

      "Certificates" shall have the meaning given such term in Section 1.2(c).

      "Closing" shall have the meaning set forth in Section 1.1.

      "Closing Date" shall have the meaning set forth in Section 2.1.

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Conflicts Committee" means the Conflicts Committee of the Board of Directors.

      "Consents" means all authorizations, consents, Orders or approvals of, or registrations, declarations or filings with, or expiration of waiting periods imposed by, any Governmental Entity, in each case that are necessary in order to consummate the transactions contemplated by this Agreement and the Ancillary Documents.

      "Contract" means any written or oral contract, agreement, indenture, instrument, note, bond, loan, lease, mortgage, franchise, license agreement, purchase order, binding bid or offer, binding term sheet or letter of intent or memorandum, commitment, letter of credit or any other legally binding arrangement, including any amendments or modifications thereof and waivers relating thereto.

      "Contribution Agreement" shall have the meaning set forth in Section 1.1.

      "DOJ" means the United States Department of Justice.

      "Effective Time" shall have the meaning set forth in Section 2.1.

      "Financing Proceeds" means an amount in cash equal to $78,962,500.

      "FTC" means the United States Federal Trade Commission.

      "Governmental Entity" means any Federal, state, local or foreign court or governmental agency, authority or instrumentality or regulatory body.

      "HEP GP" shall have the meaning set forth in Section 1.2(a).

      "HEP Pipeline" shall have the meaning set forth in the preamble.

                               HOLLY CORPORATION
                           HOLLY ENERGY PARTNERS, L.P.
                           PURCHASE AND SALE AGREEMENT

      "Holly" shall have the meaning set forth in the preamble.

      "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

      "Indenture" shall have the meaning set forth in Section 9.2(b).

      "Intermediate Pipelines" means approximately 65 miles of 8" feedstock pipeline and 10" feedstock pipeline, each of which begins at the inlet flange of the delivery manifold motor operated valves at the Lovington Refinery, near Lovington, New Mexico and ends at the outlet flange of the turbine meter at the Artesia Refinery in Artesia, New Mexico, along with any and all connection facilities, including the Enterprise/MAPL connection, field booster pump stations, spare parts, pipes, valves, motors and miscellaneous equipment directly associated with the 8" inch and 10" feedstock pipelines.

      "knowledge" and any variations thereof or words to the same effect shall mean (i) with respect to the Seller Parties, actual knowledge after reasonable inquiry of the following persons: Matthew P. Clifton, Stephen J. McDonnell, W. John Glancy, James D. Townsend and Dean Ridenour; and (ii) with respect to the Buyer Parties, actual knowledge after reasonable inquiry of the following persons: Charles M. Darling, IV, Jerry W. Pinkerton and William P. Stengel.

      "Laws" means all statutes, laws, rules, regulations, Orders, ordinances, writs, injunctions, judgments and decrees of all Governmental Entities.

      "Liabilities" means, collectively, the Navajo Pipeline Liabilities and the Navajo Refining Liabilities.

      "Lovington Refinery" means the refining facilities owned by Navajo Refining near Lovington, New Mexico.

      "Material Adverse Effect" means any adverse change, circumstance, effect or condition in or relating to the assets, financial condition, results of operations, or business of any person that materially affects the business of such person or that materially impedes the ability of any person to consummate the transactions contemplated hereby, other than any change, circumstance, effect or condition in the refining or pipelines industries generally (including any change in the prices of crude oil, natural gas, natural gas liquids, feedstocks or refined products or other hydrocarbon products, industry margins or any regulatory changes or changes in Law) or in United States or global economic conditions or financial markets in general. Any determination as to whether any change, circumstance, effect or condition has a Material Adverse Effect shall be made only after taking into account all effective insurance coverages and effective third-party indemnifications with respect to such change, circumstance, effect or condition.

      "Mortgage and Deed of Trust" shall have the meaning given such term in
Section 2.3(h).

                               HOLLY CORPORATION
                           HOLLY ENERGY PARTNERS, L.P.
                           PURCHASE AND SALE AGREEMENT

      "Navajo Pipeline" shall have the meaning set forth in the preamble.

      "Navajo Pipeline Liabilities" shall have the meaning given such term in the Contribution Agreement.

      "Navajo Refining" shall have the meaning set forth in the preamble.

      "Navajo Refining Liabilities" shall have the meaning given such term in the Contribution Agreement.

      "Omnibus Agreement" means that certain agreement entered into and effective as of July 13, 2004, by and among Holly, Navajo Pipeline, Holly Logistic Services, L.L.C., a Delaware limited liability company, the Partnership, the Operating Partnership, HEP Logistics GP, L.L.C., a Delaware limited liability company and HEP Logistics Holdings, L.P., a Delaware limited partnership, and amended as of the date hereof.

      "Operating Partnership" shall have the meaning set forth in the preamble.

      "Order" means any order, writ, injunction, decree, compliance or consent order or decree, settlement agreement, schedule and similar binding legal agreement issued by or entered into with a Governmental Entity.

      "Partnership" shall have the meaning set forth in the preamble.

      "Partnership Agreement" means the First Amended and Restated Agreement of Limited Partnership of the Partnership, as amended.

      "Party" and "Parties" shall have the meanings set forth in the preamble.

      "Permits" means all material permits, licenses, variances, exemptions, Orders, franchises and approvals of all Governmental Entities necessary for the lawful ownership and operation of the Intermediate Pipelines.

      "person" means any individual, firm, corporation, partnership, limited liability company, trust, joint venture, Governmental Entity or other entity.

      "Pipelines Agreement" shall have the meaning set forth in Section 2.2(d).

      "Pipeline Conveyance" shall have the meaning set forth in Section 2.2(b).

      "Post-Closing Consents" means (i) any consent, approval or permit of, or filing with or notice to, any Governmental Entity, railroad company or public utility which has issued or granted any permit, license, right-of-way, lease or other authorizations permitting any part of any pipeline included in the Intermediate Pipelines to cross or be placed on land owned or controlled by such Governmental Entity, railroad company or public utility and (ii) any consent, approval or permit of, or filing with or notice to, any Governmental Entity or other third party that, in the

                               HOLLY CORPORATION
                           HOLLY ENERGY PARTNERS, L.P.
                           PURCHASE AND SALE AGREEMENT
case of both clause (i) and (ii), is customarily obtained or made after closing in connection with transactions similar in nature to the transactions contemplated hereby.

      "Private Equity Sale" means the private sale of common units of the Partnership for the purpose of financing a portion of the purchase of the Intermediate Pipelines and subject to Section 6.2(h).

      "Rights" shall have the meaning set forth in Section 5.3(a).

      "Rule 144A Debt" shall have the meaning set forth in Section 9.2(a).

      "Seller Ancillary Documents" shall mean each agreement, document, instrument or certificate to be delivered by the Seller Parties at the Closing pursuant to Section 2.2 hereof and each other document or Contract entered into by any Seller Party in connection with this Agreement or the Closing, including the letter agreement dated of even date herewith entered into between Holly and the Partnership.

      "Seller Party Closing Certificate" shall have the meaning set forth in
Section 6.2(c).

      "Seller Parties" shall have the meaning set forth in the preamble.

      "Termination Date" shall have the meaning set forth in Section 7.1(a)(ii).

      "Transfer" shall have the meaning set forth in Section 9.2(a).

      "Unit Consideration" means 70,000 common units of the Partnership.

                                   ARTICLE IX
                              ADDITIONAL AGREEMENTS

      9.1 FURTHER ASSURANCES. After the Closing, each Party shall take such further actions, including obtaining consents to assignment from third parties, and execute such further documents as may be necessary or reasonably requested by the other Parties in order to effectuate the intent of this Agreement and the Ancillary Documents and to provide such other Parties with the intended benefits of this Agreement and the Ancillary Documents.

      9.2 POST-CLOSING TAX COVENANTS.

            (a) Restrictions. So long as at least 1% of the Unit Consideration to be issued to the Seller Parties in consideration for the Intermediate Pipelines remains outstanding and held by any Seller Party or any affiliate of any Seller Party, then the Buyer Parties agree (i) not to sell, exchange or otherwise dispose (collectively, a "Transfer") of any ownership interest in and to the Intermediate Pipelines prior to March 1, 2015, and (ii) not to repay prior to March 1, 2015, other than pursuant to its terms, the $35,000,000 of debt issued by the Partnership and certain of its affiliates pursuant to a Rule 144A offering, or any other alternative debt financing in lieu thereof,

                               HOLLY CORPORATION
                           HOLLY ENERGY PARTNERS, L.P.
                           PURCHASE AND SALE AGREEMENT
prior to or contemporaneous with the Closing Date to fund the Cash Consideration (the "Rule 144A Debt").

            (b) Exceptions to Restrictions. Notwithstanding the provisions of
Section 9.2(a), a Transfer of any Intermediate Pipeline asset may occur by reason of (i) a Transfer that constitutes a like-kind exchange under Section 1031 of the Code, (ii) an involuntary sale pursuant to foreclosure of any mortgage secured by the Intermediate Pipelines or otherwise, (iii) a deed in lieu of foreclosure (provided that any Buyer Party may not execute any deed in lieu of foreclosure unless the maturity of the indebtedness secured by the Intermediate Pipelines has occurred, whether by reason of acceleration or otherwise), (iv) a proceeding in connection with a bankruptcy or other similar involuntary debt reorganization of the Buyer Parties, (v) an event described in
Section 1033 of the Code, provided the Intermediate Pipelines are converted into assets qualifying under Section 1033 of the Code in the period provided therein), (vi) a condemnation or other taking by a Governmental Entity or a mandatory conveyance to a Governmental Entity, (vii) a transfer involving (A) a merger or consolidation of any Buyer Party with or into another entity that is treated as a partnership for tax purposes, provided such is a tax free transaction, (B) a "Change of Control" as defined in the indenture governing the Rule 144A Debt (the "Indenture") in which the successor entity owning the interests in such Buyer Party is a partnership for tax purposes, or (C) sales of assets in any calendar year for aggregate consideration which does not exceed $2,000,000, and (viii) any other Transfer that would not accelerate any Seller Party's recognition of gain under Section 704(c) of the Code with respect to the Intermediate Pipelines.

      Likewise, a repayment of the Rule 144A Debt may occur (i) if such repayment is made in connection with a refinancing of the Rule 144A Debt for indebtedness in an amount not less than the then outstanding principal amount of the Rule 144A Debt and for which the Partnership is provided the opportunity to bear the economic risk of loss (as described in Treasury Regulation Section 1.704-2(i)), (ii) if such repayment is made after an event of default and the acceleration thereof in accordance with the terms of the Indenture, (iii) in an amount equal to the aggregate income or gain under Section 704(c) of the Code that has been allocated to any Seller Party in accordance with the "remedial method" as described in Treasury Regulation Section 1.704-3(d) pursuant to
Section 6.2(b)(iii) of the Partnership's First Amended and Restated Agreement of Limited Partnership, as amended, (iv) if such repayment would not accelerate any Seller Party's recognition of gain under Section 704(c) of the Code with respect to the Intermediate Pipelines, or (v) if such full or partial repayment is made in connection with a "Change of Control" permitted above and such full or partial repayment is funded by indebtedness in an amount not less than the amount of such repayment and for which any Seller Party is provided the opportunity to bear the economic risk of loss (as described in Treasury Regulation Section 1.704-2(i)).

                                    ARTICLE X
                                  MISCELLANEOUS

      10.1 EXPENSES. Except as provided in Sections 2.5 and 5.6 of this Agreement, or as provided in the Ancillary Documents or the Omnibus Agreement, all costs and expenses incurred

                               HOLLY CORPORATION
                           HOLLY ENERGY PARTNERS, L.P.
                           PURCHASE AND SALE AGREEMENT
by the Parties in connection with the consummation of the transactions contemplated hereby shall be borne solely and entirely by the Party which has incurred such expense.

      10.2 NOTICES.

            (a) Any notice or other communication given under this Agreement or the Omnibus Agreement shall be in writing and shall be (i) delivered personally,
(ii) sent by documented overnight delivery service, (iii) sent by facsimile transmission, or (iv) sent by first class mail, postage prepaid (certified or registered mail, return receipt requested). Such notice shall be deemed to have been duly given (w) on the date of the delivery, if delivered personally, (x) on the business day after dispatch by documented overnight delivery service, if sent in such manner, (y) on the date of facsimile transmission, if so transmitted on a business day during normal business hours, otherwise on the next business day, or (z) on the fifth business day after sent by first class mail, postage prepaid, if sent in such manner. Notices or other communications shall be directed to the following addresses:

            Notices to any of the Seller Parties:

                 Holly Corporation
                 100 Crescent Court, Suite 1600
                 Dallas, Texas  75201-6927
                 Attention: General Counsel
                 Facsimile No.: (214) 871-3523

            with copies to:

                 Vinson & Elkins L.L.P.
                 3700 Trammell Crow Center
                 2001 Ross Avenue
                 Dallas, Texas 75201-2975
                 Attention: Alan J. Bogdanow
                 Facsimile No.: (214) 999-7857

            Notices to any of the Buyer Parties:

                 Holly Energy Partners, L.P.
                 100 Crescent Court, Suite 1600
                 Dallas, Texas  75201-6927
                 Attention: Conflicts Committee
                 Facsimile No.: (214) 871-3523

                               HOLLY CORPORATION
                           HOLLY ENERGY PARTNERS, L.P.
                           PURCHASE AND SALE AGREEMENT
            with copies to:

                 Akin Gump Strauss Hauer & Feld LLP
                 1333 New Hampshire Ave, NW
                 Washington, D.C. 20036
                 Attention: Rick Burdick
                 Facsimile No.: (202) 955-7778

            (b) Either Holly or the Partnership may at any time change its address for service from time to time by giving notice to the other Party in accordance with this Section 10.2.

      10.3 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced under applicable Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated herein are not affected in any manner adverse to any Party. Upon such determination that any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated herein are consummated as originally contemplated to the fullest extent possible.

      10.4 GOVERNING LAW. This Agreement shall be subject to and governed by the laws of the State of Texas, excluding any conflicts-of-law rule or principle that might refer the construction or interpretation of this Agreement to the laws of another state. Each Party hereby submits to the jurisdiction of the state and federal courts in the State of Texas and to venue in Dallas, Texas.

      10.5 PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each Party hereto and their successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

      10.6 ASSIGNMENT OF AGREEMENT. At any time, any of the Buyer Parties or the Seller Parties may make a collateral assignment of their rights under this Agreement to any of their bona fide lenders or debt holders, or a trustee or a representative for any of them, and the non-assigning Parties shall execute an acknowledgment of such collateral assignment in such form as may from time to time be reasonably requested; provided, however, that unless written notice is given to the non-assigning Parties that any such collateral assignment has been foreclosed upon, such non-assigning Parties shall be entitled to deal exclusively with the applicable Buyer Parties or Seller Parties, as the case may be, as to any matters arising under this Agreement, the Ancillary Documents or the Omnibus Agreement (other than for delivery of notices required by any such collateral assignment). Except as otherwise provided in this Section 10.6, neither this Agreement nor any of the rights, interests, or obligations hereunder may be assigned by any Party without the prior written consent of the Seller Parties and the Buyer Parties.

                               HOLLY CORPORATION
                           HOLLY ENERGY PARTNERS, L.P.
                           PURCHASE AND SALE AGREEMENT

      10.7 CAPTIONS. The captions in this Agreement are for purposes of reference only and shall not limit or otherwise affect the interpretation hereof.

      10.8 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      10.9 DIRECTOR AND OFFICER LIABILITY. Except to the extent that they are a party hereto, the directors, managers, officers, partners and stockholders of the Buyer Parties, the Seller Parties and their respective affiliates shall not have any personal liability or obligation arising under this Agreement (including any claims that another party may assert) other than as an assignee of this Agreement or pursuant to a written guarantee.

      10.10 INTEGRATION. This Agreement, the Ancillary Documents and the Omnibus Agreement supersede any previous understandings or agreements among the Parties, whether oral or written, with respect to their subject matter. This Agreement, the Ancillary Documents and the Omnibus Agreement contain the entire understanding of the Parties with respect to the subject matter hereof and thereof. No understanding, representation, promise or agreement, whether oral or written, is intended to be or shall be included in or form part of this Agreement, the Ancillary Documents or the Omnibus Agreement unless it is contained in a written amendment hereto or thereto and executed by the Parties hereto or thereto after the date of this Agreement, the Ancillary Documents or the Omnibus Agreement.

      10.11 LIMITATIONS REGARDING ENVIRONMENTAL INDEMNIFICATION. The Parties hereby agree that effective upon the consummation of the transactions contemplated hereby, Section 3.2 of the Omnibus Agreement is hereby amended to read as follows:

            "The aggregate liability of Holly in respect of all Covered Environmental Losses under Section 3.1(a) shall not exceed $15.0 million plus an additional $2.5 million in the case of Covered Environmental Losses related to the Intermediate Pipelines. For clarity, the first $15,000,000 million limit would apply to Covered Environmental Losses associated with both the Intermediate Pipelines and the assets contributed to the Partnership by Holly at the time of the Partnership's initial public offering, while the limit between $15,000,000 and $17,500,00 would apply only to Covered Environmental Losses associated with the Intermediate Pipelines. Holly will not have any obligation under Section 3.1(a) until the Covered Environmental Losses of the Partnership Group exceed $200,000."

      10.12 EFFECT OF AGREEMENT; RATIFICATION OF OMNIBUS AGREEMENT. Except as supplemented hereby, the terms and provisions of the Omnibus Agreement shall remain in full force and effect and are hereby in all respects ratified and confirmed by the Parties. The Parties further ratify and confirm that except as otherwise expressly provided herein, in the event this Agreement conflicts in any way with the Omnibus Agreement, the terms and provisions of the Omnibus Agreement shall control. Without limiting the generality of the foregoing, the Parties confirm that the provisions of Article III of the Omnibus Agreement, except as amended

                               HOLLY CORPORATION
                           HOLLY ENERGY PARTNERS, L.P.
                           PURCHASE AND SALE AGREEMENT
pursuant to Section 10.11 hereof, apply to the Intermediate Pipelines and the Parties as if fully set forth herein.

      10.13 CONFIRMATION OF AGREEMENT. Certain parties to the Omnibus Agreement have set forth their signatures on Annex A hereto for the sole purpose of evidencing their agreement to supplement the agreements of the parties contained in the Omnibus Agreement pursuant to the terms and provisions of this Agreement, and confirm the provisions of Section 10.12 hereof.

               [THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

                               HOLLY CORPORATION
                           HOLLY ENERGY PARTNERS, L.P.
                           PURCHASE AND SALE AGREEMENT

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

                                  BUYER PARTIES:

                                  HOLLY ENERGY PARTNERS, L.P.

                                  By: HEP LOGISTICS HOLDINGS, L.P.
                                      its General Partner

                                      By: HOLLY LOGISTIC SERVICES, L.L.C.
                                          its General Partner

                                  By: /s/ Stephen J. McDonnell
                                      ------------------------------------------
                                      Stephen J. McDonnell
                                      Vice President and
                                      Chief Financial Officer

                                  HOLLY ENERGY PARTNERS -- OPERATING, L.P.

                                  By: HEP LOGISTICS GP, L.L.C.
                                      its General Partner

                                  By: HOLLY ENERGY PARTNERS, L.P.
                                      its Sole Member

                                  By: HEP LOGISTICS HOLDINGS, L.P.
                                      its General Partner

                                      By: HOLLY LOGISTIC SERVICES, L.L.C.
                                          its General Partner

                                      By: /s/ Stephen J. McDonnell
                                          --------------------------------------
                                            Stephen J. McDonnell
                                            Vice President and
                                            Chief Financial Officer

                                 SIGNATURE PAGE
                                HOLLY CORPORATION
                           HOLLY ENERGY PARTNERS, L.P.
                           PURCHASE AND SALE AGREEMENT

                            HEP PIPELINE, L.L.C.

                            By: HOLLY ENERGY PARTNERS -- OPERATING, L.P.
                                its Sole Member

                            By: HEP LOGISTICS GP, L.L.C.
                                its General Partner

                            By: HOLLY ENERGY PARTNERS, L.P.
                                its Sole Member

                            By: HEP LOGISTICS HOLDINGS, L.P.
                                its General Partner

                                By: HOLLY LOGISTIC SERVICES, L.L.C.
                                    its General Partner

                                By: /s/ Stephen J. McDonnell
                                    --------------------------------------------
                                      Stephen J. McDonnell
                                      Vice President and
                                      Chief Financial Officer

                            SELLER PARTIES:

                            HOLLY CORPORATION

                            By: /s/ Stephen J. McDonnell
                                ------------------------------------------------
                                Stephen J. McDonnell
                                Vice President and Chief Financial Officer

                            NAVAJO PIPELINE CO., L.P.

                            By: NAVAJO PIPELINE GP, L.L.C.,
                                Its General Partner

                                By: /s/ Stephen J. McDonnell
                                    --------------------------------------------
                                      Stephen J. McDonnell
                                      Vice President and Chief Financial Officer

                                 SIGNATURE PAGE
                                HOLLY CORPORATION
                           HOLLY ENERGY PARTNERS, L.P.
                           PURCHASE AND SALE AGREEMENT

                            NAVAJO REFINING COMPANY, L.P.

                            BY: NAVAJO REFINING GP, L.L.C.,
                                Its General Partner

                                By: /s/ Stephen J. McDonnell
                                    --------------------------------------------
                                    Stephen J. McDonnell
                                    Vice President and Chief Financial Officer

                                 SIGNATURE PAGE
                                HOLLY CORPORATION
                           HOLLY ENERGY PARTNERS, L.P.
                           PURCHASE AND SALE AGREEMENT

                                    EXHIBIT A

                         FORM OF CONTRIBUTION AGREEMENT

                             CONTRIBUTION AGREEMENT

                                  BY AND AMONG

                               HOLLY CORPORATION,

                            NAVAJO PIPELINE CO., L.P.

                                       AND

                          NAVAJO REFINING COMPANY, L.P.

                             AS TRANSFEROR PARTIES,

                                       AND

                          HOLLY ENERGY PARTNERS, L.P.,

                     HOLLY ENERGY PARTNERS - OPERATING, L.P.

                                       AND

                              HEP PIPELINE, L.L.C.

                              AS TRANSFEREE PARTIES

                         DATED AS OF JULY [_____], 2005

                                      INDEX

ARTICLE I DEFINITIONS; RECORDATION....................................................    2

   1.1      Definitions...............................................................    2

ARTICLE II CONCURRENT TRANSACTIONS....................................................    5

   2.1      Contribution and Conveyance by Navajo Pipeline of its Interest in the
            Intermediate Pipelines to the Partnership and HEP Pipeline................    5

   2.2      Sale by Navajo Refining of its Interest in the Intermediate Pipelines
            to HEP Pipeline...........................................................    6

   2.3      Distribution of Unit Consideration........................................    6

   2.4      Distribution of Navajo Pipeline Cash Consideration........................    6

   2.5      Payment of Navajo Refining Cash Consideration.............................    6

   2.6      Payment of Transaction Expenses...........................................    6

   2.7      Increase in Capital Account of HEP GP.....................................    7

   2.8      Mortgage and Deed of Trust................................................    7

   2.9      Indemnification Agreement.................................................    7

ARTICLE III ASSUMPTION OF CERTAIN LIABILITIES.........................................    7

   3.1      Assumption of Liabilities by HEP Pipeline.................................    7

   3.2      Assumption of Liabilities by HEP Pipeline.................................    7

   3.3      General Provisions Relating to Assumption of Liabilities..................    7

ARTICLE IV TITLE MATTERS..............................................................    8

   4.1      Encumbrances..............................................................    8

   4.2      Disclaimer of Warranties; Subrogation; Waiver of Bulk Sales Laws..........    8

ARTICLE V POWERS OF ATTORNEY..........................................................   10

   5.1      Navajo Pipeline and Navajo Refining.......................................   10

ARTICLE VI MISCELLANEOUS..............................................................   10

   6.1      Further Assurances........................................................   10

   6.2      Headings; References; Interpretation......................................   10

   6.3      Governing Law.............................................................   11

   6.4      Parties in Interest.......................................................   11

   6.5      Assignment of Agreement...................................................   11

   6.6      Deed; Bill of Sale; Assignment............................................   11

   6.7      Amendment or Modification.................................................   11

   6.8      Director and Officer Liability............................................   11

   6.9      Counterparts..............................................................   12

   6.10     Severability..............................................................   12

   6.11     Integration...............................................................   12

   6.12     Effect of Agreement.......................................................   12

SCHEDULES:

Schedule 4.1       -        Intermediate Pipelines Encumbrances

                                       i

                                HOLLY CORPORATION
                           HOLLY ENERGY PARTNERS, L.P.
                             CONTRIBUTION AGREEMENT

                             CONTRIBUTION AGREEMENT

      THIS CONTRIBUTION AGREEMENT (this "Agreement") dated as of July [_____], 2005, is made and entered into by and among Holly Corporation, a Delaware corporation ("Holly"), Navajo Pipeline Co., L.P., a Delaware limited partnership ("Navajo Pipeline"), Navajo Refining Company, L.P., a Delaware limited partnership ("Navajo Refining," and, together with Holly and Navajo Pipeline, the "Transferor Parties"), Holly Energy Partners, L.P., a Delaware limited partnership (the "Partnership"), Holly Energy Partners - Operating, L.P., a Delaware limited partnership (the "Operating Partnership") and HEP Pipeline, L.L.C., a Delaware limited liability company ("HEP Pipeline," and, together with the Partnership and the Operating Partnership, the "Transferee Parties"). The above-named entities are sometimes referred to in this Agreement each as a "Party" and collectively as the "Parties."

                                    RECITALS

      WHEREAS, the Transferee Parties have decided to exercise the option to purchase the Intermediate Pipelines (as defined herein) granted pursuant to
Section 5.1 of the Omnibus Agreement (as defined herein);

      WHEREAS, in order to accomplish the objective and purpose in the preceding recital, and to effect the intent of the Parties in connection with the consummation of the transactions contemplated hereby, the following actions have been taken prior to the date hereof:

      1. The Parties have entered into that certain Purchase and Sale Agreement (the "Purchase Agreement") dated July [___], 2005, to supplement the agreements of the parties contained in the Omnibus Agreement.

      2. The Partnership and certain of its affiliates have issued $35,000,000 of debt pursuant to a Rule 144A offering, the proceeds of which (the "Rule 144A Proceeds") were deposited into a bank account maintained solely by the Operating Partnership (the "Operating Partnership Bank Account").

      3. Certain institutional investors have contributed $[___________] in cash to the Partnership in exchange for [____________] common units of the Partnership. Such cash contribution has been deposited into a bank account maintained solely by the Partnership (the "Partnership Bank Account").

      WHEREAS, concurrently with the consummation of the transactions contemplated hereby, each of the following shall occur:

      4. Navajo Pipeline will convey its interest in the Intermediate Pipelines to HEP Pipeline as a contribution to the capital of the Partnership and an additional capital contribution by the Partnership to HEP Pipeline, with HEP Pipeline assuming the Navajo Pipeline Liabilities (as defined herein). A portion of such contribution in the amount of $[__________] will be made for the benefit of HEP Logistics Holdings, L.P. ("HEP GP") to meet its contribution obligations under

                                HOLLY CORPORATION
                           HOLLY ENERGY PARTNERS, L.P.
                             CONTRIBUTION AGREEMENT
            the Partnership Agreement (as defined herein) (the "GP Contribution Obligation").

      5. Navajo Refining will sell its interest in the Intermediate Pipelines to HEP Pipeline, with HEP Pipeline assuming the Navajo Refining Liabilities (as defined herein).

      6. The Partnership will issue 70,000 of its common units (the "Unit Consideration") and distribute $76,724,892 in cash (the "Navajo Pipeline Cash Consideration") to Navajo Pipeline as consideration for the contribution by Navajo Pipeline of its interest in the Intermediate Pipelines. The Navajo Pipeline Cash Consideration shall consist of (x) the Rule 144A Proceeds distributed from the Operating Partnership Bank Account and (y) the balance in cash distributed from the Partnership Bank Account.

      7. The Partnership will pay $926,128 in cash (the "Navajo Refining Cash Consideration") from the Partnership Bank Account to Navajo Refining in exchange for Navajo Refining's interest in the Intermediate Pipelines.

      8. The Partnership will pay expenses related to the transactions contemplated hereby from its existing working capital.

      9. The capital account of HEP GP will be increased by $[__________] in respect of the GP Contribution Obligation (the "Additional GP Interest").

      10. HEP GP will enter into a mortgage and deed of trust with respect to the Intermediate Pipelines for the benefit of the Transferor Parties.

      11. Navajo Pipeline will enter into an indemnification agreement with HEP GP to indemnify HEP GP with respect to the Rule 144A Proceeds.

      NOW THEREFORE, in consideration of their mutual undertakings and agreements set forth herein and in any Intermediate Pipelines Transfer Document (as defined herein), the Parties undertake and agree as follows:

                                   ARTICLE I
                            DEFINITIONS; RECORDATION

      1.1 Definitions. The following capitalized terms have the meanings given below.

            "Additional GP Interest" has the meaning assigned to such term in the recitals.

            "affiliate" means, with respect to a specified person, any other person controlling, controlled by or under common control with that first person. As used in this definition, the term "control" includes (i) with respect to any person having voting securities or the equivalent and elected directors, managers or persons performing similar functions, the ownership of or power

                                HOLLY CORPORATION
                           HOLLY ENERGY PARTNERS, L.P.
                             CONTRIBUTION AGREEMENT
to vote, directly or indirectly, voting securities or the equivalent representing 50% or more of the power to vote in the election of directors, managers or persons performing similar functions, (ii) ownership of 50% or more of the equity or equivalent interest in any person and (iii) the ability to direct the business and affairs of any person by acting as a general partner, manager or otherwise.

            "Agreement" has the meaning assigned to such term in the first paragraph of this Agreement.

            "Ancillary Documents" means, collectively, the Transferee Ancillary Documents and the Transferor Ancillary Documents.

            "Artesia Refinery" means the refining facilities owned by Navajo Refining in Artesia, New Mexico.

            "Closing" means the closing of the transactions contemplated by this Agreement.

            "Closing Date" means the date on which the Closing takes place.

            "Contract" means any written or oral contract, agreement, indenture, instrument, note, bond, loan, lease, mortgage, franchise, license agreement, purchase order, binding bid or offer, binding term sheet or letter of intent or memorandum, commitment, letter of credit or any other legally binding arrangement, including any amendments or modifications thereof and waivers relating thereto.

            "Effective Time" means 12:01 a.m. Dallas, Texas time on the Closing Date.

            "Governmental Entity" means any federal, state, local or foreign court or governmental agency, authority or instrumentality or regulatory body.

            "GP Contribution Obligation" has the meaning assigned to such term in the recitals.

            "HEP GP" has the meaning assigned to such term in the recitals.

            "HEP Pipeline" has the meaning assigned to such term in the first paragraph of this Agreement.

            "Holly" has the meaning assigned to such term in the first paragraph of this Agreement.

            "Intermediate Pipelines" means approximately 65 miles of 8" feedstock pipeline and 10" feedstock pipeline, each of which begins at the inlet flange of the delivery manifold motor operated valves at the Lovington Refinery, near Lovington, New Mexico and ends at the outlet flange of the turbine meter at the Artesia Refinery in Artesia, New Mexico, along with any and all connection facilities, including the Enterprise/MAPL connection, field booster pump

                                HOLLY CORPORATION
                           HOLLY ENERGY PARTNERS, L.P.
                             CONTRIBUTION AGREEMENT
stations, spare parts, pipes, valves, motors and miscellaneous equipment directly associated with the 8" inch and 10" feedstock pipelines.

            "Intermediate Pipelines Transfer Documents" means, collectively, the Omnibus Agreement, the Purchase Agreement and any Ancillary Document.

            "Laws" means all statutes, laws, rules, regulations, Orders, ordinances, writs, injunctions, judgments and decrees of all Governmental Entities.

            "Lovington Refinery" means the refining facilities owned by Navajo Refining near Lovington, New Mexico.

            "Navajo Pipeline" has the meaning assigned to such term in the first paragraph of this Agreement.

            "Navajo Pipeline Cash Consideration" has the meaning assigned to such term in the recitals.

            "Navajo Pipeline Liabilities" means all obligations and liabilities of Navajo Pipeline with respect to its interest in the Intermediate Pipelines.

            "Navajo Refining" has the meaning assigned to such term in the first paragraph of this Agreement.

            "Navajo Refining Cash Consideration" has the meaning assigned to such term in the recitals.

            "Navajo Refining Liabilities" means all obligations and liabilities of Navajo Refining with respect to its interest in the Intermediate Pipelines.

            "Omnibus Agreement" means that certain agreement entered into and effective as of July 13, 2004, by and among Holly, Navajo Pipeline, Holly Logistic Services, L.L.C., a Delaware limited liability company, the Partnership, the Operating Partnership, HEP GP and HEP Logistics GP, L.L.C., a Delaware limited liability company.

            "Operating Partnership" has the meaning assigned to such term in the first paragraph of this Agreement.

            "Operating Partnership Bank Account" has the meaning assigned to such term in the recitals.

            "Order" means any order, writ, injunction, decree, compliance or consent order or decree, settlement agreement, schedule and similar binding legal agreement issued by or entered into with a Governmental Entity.

                                HOLLY CORPORATION
                           HOLLY ENERGY PARTNERS, L.P.
                             CONTRIBUTION AGREEMENT

            "Partnership" has the meaning assigned to such term in the first paragraph of this Agreement.

            "Partnership Agreement" means the First Amended and Restated Agreement of Limited Partnership of the Partnership, as amended.

            "Partnership Bank Account" has the meaning assigned to such term in the recitals.

            "Party and Parties" have the meanings assigned to such terms in the first paragraph of this Agreement.

            "Purchase Agreement" has the meaning assigned to such term in the recitals.

            "Rule 144A Proceeds" has the meaning assigned to such term in the recitals.

            "Transferee Ancillary Documents" means each agreement, document, instrument or certificate to be delivered by the Transferee Parties, or their affiliates at the Closing and each other document or Contract entered into by the Transferee Parties, or their affiliates in connection with this Agreement, the Omnibus Agreement, the Purchase Agreement or the Closing, including the letter agreement dated of even date herewith entered into between Holly and the Partnership.

            "Transferee Parties" has the meaning assigned to such term in the first paragraph of this Agreement.

            "Transferor Ancillary Document" means each agreement, document, instrument or certificate to be delivered by the Transferor Parties, or their affiliates at the Closing and each other document or Contract entered into by the Transferor Parties, or their affiliates in connection with this Agreement, the Omnibus Agreement, the Purchase Agreement or the Closing, including the letter agreement dated of even date herewith entered into between Holly and the Partnership.

            "Transferor Parties" has the meaning assigned to such term in the first paragraph of this Agreement.

            "Unit Consideration" has the meaning assigned to such term in the recitals.

                                   ARTICLE II
                             CONCURRENT TRANSACTIONS

      2.1 Contribution and Conveyance by Navajo Pipeline of its Interest in the Intermediate Pipelines to the Partnership and HEP Pipeline. Navajo Pipeline hereby grants, contributes, transfers, assigns and conveys to HEP Pipeline, its successors and assigns, for its and their own use forever, all of its right, title and interest in the Intermediate Pipelines, and HEP Pipeline hereby accepts such interest in the Intermediate Pipelines from Navajo Pipeline, as a

                                HOLLY CORPORATION
                           HOLLY ENERGY PARTNERS, L.P.
                             CONTRIBUTION AGREEMENT
contribution by Navajo Pipeline to the capital of the Partnership and an additional capital contribution by the Partnership to HEP Pipeline, subject to all matters contained in the instruments of conveyance covering the Intermediate Pipelines to evidence such contribution and conveyance. The Parties acknowledge that a portion of such contribution, transfer, assignment and conveyance in the amount of the GP Contribution Obligation has been made for the benefit of HEP GP to meet its obligation under the Partnership Agreement.

      TO HAVE AND TO HOLD all such right, title and interest in the Intermediate Pipelines unto HEP Pipeline, its successors and assigns, together with all and singular the rights and appurtenances thereto in anywise belonging, subject, however, to the terms and conditions stated in this Agreement and any Intermediate Pipelines Transfer Document, and in such instruments of conveyance forever.

      2.2 Sale by Navajo Refining of its Interest in the Intermediate Pipelines to HEP Pipeline. Navajo Refining hereby sells to HEP Pipeline, its successors and assigns, for its and their own use forever, all of its right, title and interest in the Intermediate Pipelines, and HEP Pipeline hereby purchases such interest in the Intermediate Pipelines from Navajo Refining, subject to all matters contained in the instruments of conveyance covering the Intermediate Pipelines to evidence such contribution and conveyances.

      TO HAVE AND TO HOLD all such right, title and interest in the Intermediate Pipelines unto HEP Pipeline, its successors and assigns, together with all and singular the rights and appurtenances thereto in anywise belonging, subject, however, to the terms and conditions stated in this Agreement and any Intermediate Pipelines Transfer Document, and in such instruments of conveyance forever.

      2.3 Distribution of Unit Consideration. The Parties acknowledge that the Partnership has issued the Unit Consideration to Navajo Pipeline. Navajo Pipeline hereby acknowledges receipt of the Unit Consideration.

      2.4 Distribution of Navajo Pipeline Cash Consideration. The Parties acknowledge that the Partnership has distributed to Navajo Pipeline the Navajo Pipeline Cash Consideration, consisting of (x) the Rule 144A Proceeds maintained in the Operating Partnership Bank Account and (y) the balance in cash maintained in the Partnership Bank Account. Navajo Pipeline hereby acknowledges receipt of the Navajo Pipeline Cash Consideration.

      2.5 Payment of Navajo Refining Cash Consideration. The Parties acknowledge that the Partnership has paid on behalf of HEP Pipeline the Navajo Refining Cash Consideration from the Partnership Bank Account to Navajo Refining. Navajo Refining hereby acknowledges receipt of the Navajo Refining Cash Consideration.

      2.6 Payment of Transaction Expenses. The Parties acknowledge that the Partnership will pay expenses related to the transactions contemplated hereby from its existing working capital.

                                HOLLY CORPORATION
                           HOLLY ENERGY PARTNERS, L.P.
                             CONTRIBUTION AGREEMENT

      2.7 Increase in Capital Account of HEP GP. The Parties acknowledge that the capital account of HEP GP has been increased by the Additional GP Interest.

      2.8 Mortgage and Deed of Trust. The Parties acknowledge that HEP GP has entered into a mortgage and deed of trust with respect to the Intermediate Pipelines for the benefit of the Transferor Parties.

      2.9 Indemnification Agreement. The Parties acknowledge that Navajo Pipeline has entered into an indemnification agreement with HEP GP to indemnify HEP GP with respect to the Rule 144A Proceeds.

                                  ARTICLE III
                        ASSUMPTION OF CERTAIN LIABILITIES

      3.1 Assumption of Liabilities by HEP Pipeline. In connection with the contribution by Navajo Pipeline of its interest in the Intermediate Pipelines to the Partnership and HEP Pipeline, as set forth in Section 2.1 above, HEP Pipeline hereby assumes and agrees to duly and timely pay, perform and discharge all of the Navajo Pipeline Liabilities, to the full extent that Navajo Pipeline has been heretofore or would have been in the future obligated to pay, perform and discharge the Navajo Pipeline Liabilities were it not for such contribution and the execution and delivery of this Agreement; provided, however, that said assumption and agreement to duly and timely pay, perform and discharge the Navajo Pipeline Liabilities shall not (i) increase the obligation of HEP Pipeline with respect to the Navajo Pipeline Liabilities beyond that of Navajo Pipeline, (ii) waive any valid defense that was available to Navajo Pipeline with respect to the Navajo Pipeline Liabilities or (iii) enlarge any rights or remedies of any third party under any of the Navajo Pipeline Liabilities.

      3.2 Assumption of Liabilities by HEP Pipeline. In connection with the sale by Navajo Refining of its interest in the Intermediate Pipelines to HEP Pipeline as set forth in Section 2.2 above, HEP Pipeline hereby assumes and agrees to duly and timely pay, perform and discharge all of the Navajo Refining Liabilities, to the full extent that Navajo Refining has been heretofore or would have been in the future obligated to pay, perform and discharge the Navajo Refining Liabilities were it not for such sale and the execution and delivery of this Agreement; provided, however, that said assumption and agreement to duly and timely pay, perform and discharge the Navajo Refining Liabilities shall not
(i) increase the obligation of HEP Pipeline with respect to the Navajo Refining Liabilities beyond that of Navajo Refining, (ii) waive any valid defense that was available to Navajo Refining with respect to the Navajo Refining Liabilities or (iii) enlarge any rights or remedies of any third party under any of the Navajo Refining Liabilities.

      3.3 General Provisions Relating to Assumption of Liabilities. Notwithstanding anything to the contrary contained in this Agreement including, without limitation, the terms and provisions of this Article III, none of the Parties shall be deemed to have assumed, and none of the Intermediate Pipelines have been or are being contributed, conveyed or sold subject to, (i) any liens or security interests securing consensual indebtedness covering any of the Intermediate

                                HOLLY CORPORATION
                           HOLLY ENERGY PARTNERS, L.P.
                             CONTRIBUTION AGREEMENT

Pipelines, except to the extent set forth on a schedule to this Agreement or any Intermediate Pipelines Transfer Document, and all such liens and security interests shall be deemed to be excluded from the assumptions of liabilities made under this Article III or (ii) any of the liabilities covered by the indemnities set forth in any Intermediate Pipelines Transfer Document to the extent such liabilities are covered by such indemnities, and all such liabilities shall be deemed to be excluded from the assumptions of liabilities made under this Article III to the extent that such liabilities are covered by such indemnities.

                                   ARTICLE IV
                                  TITLE MATTERS

      4.1 Encumbrances.

            (a) Except to the extent provided in Section 3.3 of this Agreement or any Intermediate Pipelines Transfer Document, the contribution, conveyance and sale (by operation of law or otherwise) of the Intermediate Pipelines as reflected in this Agreement is made expressly subject to all recorded and unrecorded matters and all physical conditions and other matters in existence on the Closing Date, plus any other such matters as set forth on Schedule 4.1(a).

            (b) To the extent that certain jurisdictions in which the Intermediate Pipelines are located may require that documents be recorded in order to evidence the transfers of title reflected in this Agreement, then the provisions set forth in Section 4.1(a) immediately above shall also be applicable to the contributions, conveyances and sales under such documents.

      4.2 Disclaimer of Warranties; Subrogation; Waiver of Bulk Sales Laws.

            (a) EXCEPT TO THE EXTENT PROVIDED IN ANY INTERMEDIATE PIPELINES TRANSFER DOCUMENT, THE PARTIES ACKNOWLEDGE AND AGREE THAT NONE OF THE PARTIES HAS MADE, DOES NOT MAKE, AND EACH SUCH PARTY SPECIFICALLY NEGATES AND DISCLAIMS, ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS, IMPLIED OR STATUTORY, ORAL OR WRITTEN, PAST OR PRESENT, REGARDING (I) THE VALUE, NATURE, QUALITY OR CONDITION OF THE INTERMEDIATE PIPELINES INCLUDING, WITHOUT LIMITATION, THE WATER, SOIL, GEOLOGY OR ENVIRONMENTAL CONDITION OF THE INTERMEDIATE PIPELINES GENERALLY, INCLUDING THE PRESENCE OR LACK OF HAZARDOUS SUBSTANCES OR OTHER MATTERS ON THE INTERMEDIATE PIPELINES, (II) THE INCOME TO BE DERIVED FROM THE INTERMEDIATE PIPELINES, (III) THE SUITABILITY OF THE INTERMEDIATE PIPELINES FOR ANY AND ALL ACTIVITIES AND USES THAT MAY BE CONDUCTED THEREON, (IV) THE COMPLIANCE OF OR BY THE INTERMEDIATE PIPELINES OR THEIR OPERATION WITH ANY LAWS (INCLUDING WITHOUT LIMITATION ANY ZONING, ENVIRONMENTAL PROTECTION, POLLUTION OR LAND USE LAWS, RULES, REGULATIONS, ORDERS OR REQUIREMENTS), OR (V) THE

                                HOLLY CORPORATION
                           HOLLY ENERGY PARTNERS, L.P.
                             CONTRIBUTION AGREEMENT

HABITABILITY, MERCHANTABILITY, MARKETABILITY, PROFITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE INTERMEDIATE PIPELINES. EXCEPT TO THE EXTENT PROVIDED IN ANY INTERMEDIATE PIPELINES TRANSFER DOCUMENT, THE TRANSFEREE PARTIES ACKNOWLEDGE AND AGREE THAT EACH HAS HAD THE OPPORTUNITY TO INSPECT THE INTERMEDIATE PIPELINES AND EACH IS RELYING SOLELY ON ITS OWN INVESTIGATION OF THE INTERMEDIATE PIPELINES AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY ANY OF THE PARTIES. EXCEPT TO THE EXTENT PROVIDED IN ANY INTERMEDIATE PIPELINES TRANSFER DOCUMENT, NONE OF THE PARTIES IS LIABLE OR BOUND IN ANY MANNER BY ANY VERBAL OR WRITTEN STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE INTERMEDIATE PIPELINES FURNISHED BY ANY AGENT, EMPLOYEE, SERVANT OR THIRD PARTY. EXCEPT TO THE EXTENT PROVIDED IN ANY INTERMEDIATE PIPELINES TRANSFER DOCUMENT, EACH OF THE PARTIES ACKNOWLEDGES THAT TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE CONTRIBUTION, CONVEYANCE AND SALE OF THE INTERMEDIATE PIPELINES AS PROVIDED FOR HEREIN IS MADE IN AN "AS IS," "WHERE IS" CONDITION WITH ALL FAULTS, AND THE INTERMEDIATE PIPELINES ARE CONTRIBUTED, CONVEYED AND SOLD SUBJECT TO ALL OF THE MATTERS CONTAINED IN THIS SECTION. THIS SECTION SHALL SURVIVE SUCH CONTRIBUTION, CONVEYANCE AND SALE OR THE TERMINATION OF THIS AGREEMENT. THE PROVISIONS OF THIS SECTION HAVE BEEN NEGOTIATED BY THE PARTIES AFTER DUE CONSIDERATION AND ARE INTENDED TO BE A COMPLETE EXCLUSION AND NEGATION OF ANY REPRESENTATIONS OR WARRANTIES, WHETHER EXPRESS, IMPLIED OR STATUTORY, WITH RESPECT TO THE INTERMEDIATE PIPELINES THAT MAY ARISE PURSUANT TO ANY LAW NOW OR HEREAFTER IN EFFECT, OR OTHERWISE, EXCEPT AS SET FORTH IN THIS AGREEMENT OR ANY INTERMEDIATE PIPELINES TRANSFER DOCUMENT.

            (b) To the extent that certain jurisdictions in which the Intermediate Pipelines are located may require that documents be recorded in order to evidence the transfers of title reflected in this Agreement, then the disclaimers set forth in Section 4.2(a) immediately above shall also be applicable to the conveyances under such documents.

            (c) The contributions, conveyances and sales of the Intermediate Pipelines made under this Agreement are made with full rights of substitution and subrogation of the respective Parties receiving such contributions, conveyances and sales, and all persons claiming by, through and under such Parties, to the extent assignable, in and to all covenants and warranties by the predecessors-in-title of the Parties contributing, conveying or selling the Intermediate Pipelines, and with full subrogation of all rights accruing under applicable statutes of limitation and all rights of action of warranty against all former owners of the Intermediate Pipelines.

            (d) Each of the Parties agrees that the disclaimers contained in this Section 4.2 are "conspicuous" disclaimers. Any covenants implied by statute or Law by the use of the words "grant," "convey," "bargain," "sell," "assign," "transfer," "deliver," or "set over" or any of them

                                HOLLY CORPORATION
                           HOLLY ENERGY PARTNERS, L.P.
                             CONTRIBUTION AGREEMENT
or any other words used in this Agreement or any schedule hereto are hereby expressly disclaimed, waived or negated.

            Each of the Parties hereby waives compliance with any applicable bulk sales law or any similar law in any applicable jurisdiction in respect of the transactions contemplated by this Agreement.

                                   ARTICLE V
                               POWERS OF ATTORNEY

      5.1 Navajo Pipeline and Navajo Refining. Navajo Pipeline and Navajo Refining hereby constitute and appoint HEP Pipeline and its successors and assigns, their true and lawful attorneys-in-fact with full power of substitution for them and in their name, place and stead or otherwise on behalf of Navajo Pipeline, Navajo Refining and their successors and assigns, and for the benefit of HEP Pipeline and its successors and assigns, to demand and receive from time to time the Intermediate Pipelines and to execute in the name of Navajo Pipeline, Navajo Refining and their successors and assigns, instruments of conveyance, instruments of further assurance and to give receipts and releases in respect of the same, and from time to time to institute and prosecute in the name of Navajo Pipeline, Navajo Refining and their successors and assigns for the benefit of HEP Pipeline as may be appropriate, any and all proceedings at Law, in equity or otherwise which HEP Pipeline and its successors and assigns, may deem proper in order (i) to collect, assert or enforce any claims, rights or titles of any kind in and to the Intermediate Pipelines, (ii) to defend and compromise any and all actions, suits or proceedings in respect of any of the Intermediate Pipelines and (iii) to do any and all such acts and things in furtherance of this Agreement as HEP Pipeline or its successors or assigns shall deem advisable. Navajo Pipeline and Navajo Refining hereby declare that the appointments hereby made and the powers hereby granted are coupled with an interest and are and shall be irrevocable and perpetual and shall not be terminated by any act of Navajo Pipeline, Navajo Refining or their successors or assigns or by operation of law.

                                   ARTICLE VI
                                  MISCELLANEOUS

      6.1 Further Assurances. After the Closing, each Party shall take such further actions, including obtaining consents to assignment from third parties, and execute such further documents as may be necessary or reasonably requested by the other Parties in order to effectuate the intent of this Agreement and the Intermediate Pipelines Transfer Documents and to provide such other Parties with the intended benefits of this Agreement and the Intermediate Pipelines Transfer Documents.

      6.2 Headings; References; Interpretation. All Article and Section headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof. The words "hereof," "herein" and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, including without limitation, all Schedules attached hereto, and not to any particular provision of

                                HOLLY CORPORATION
                           HOLLY ENERGY PARTNERS, L.P.
                             CONTRIBUTION AGREEMENT
this Agreement. All references herein to Articles, Sections, and Schedules shall, unless the context requires a different construction, be deemed to be references to the Articles, Sections and Schedules of this Agreement, respectively, and all such Schedules attached hereto are hereby incorporated herein and made a part hereof for all purposes. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders, and the singular shall include the plural and vice versa. The use herein of the word "including" following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as "without limitation," "but not limited to," or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter.

      6.3 Governing Law. This Agreement shall be subject to and governed by the laws of the State of Texas, excluding any conflicts-of-law rule or principle that might refer the construction or interpretation of this Agreement to the Laws of another state. Each Party hereby submits to the jurisdiction of the state and federal courts in the State of Texas and to venue in Dallas, Texas.

      6.4 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each Party hereto and their successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

      6.5 Assignment of Agreement. Neither this Agreement nor any of the rights, interests, or obligations hereunder may be assigned by any Party without the prior written consent of Holly and the Partnership. Except as provided herein, nothing in this Agreement is intended to or shall confer upon any person other than the Parties, and their successors and permitted assigns, any rights, benefits, or remedies of any nature whatsoever under or by reason of this Agreement. Notwithstanding anything in this Agreement or any Intermediate Pipelines Transfer Documents to the contrary, Navajo Pipeline shall have the right, by written notice to the Parties hereto, to assign its rights to receive the Unit Consideration to any of its affiliates.

      6.6 Deed; Bill of Sale; Assignment. To the extent required and permitted by applicable Law, this Agreement shall also constitute a "deed," "bill of sale" or "assignment" of the Intermediate Pipelines.

      6.7 Amendment or Modification. This Agreement may be amended or modified from time to time only by the written agreement of all the Parties hereto and affected thereby.

      6.8 Director and Officer Liability. Except to the extent that they are a party hereto, the directors, managers, officers, partners and stockholders of the Parties and their respective affiliates shall not have any personal liability or obligation arising under this Agreement (including any claims that another party may assert) other than as an assignee of this Agreement or pursuant to a written guarantee.

                                HOLLY CORPORATION
                           HOLLY ENERGY PARTNERS, L.P.
                             CONTRIBUTION AGREEMENT

      6.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      6.10 Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced under applicable Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated herein are not affected in any manner adverse to any Party. Upon such determination that any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated herein are consummated as originally contemplated to the fullest extent possible.

      6.11 Integration. This Agreement and the Intermediate Pipelines Transfer Documents supersede any previous understandings or agreements among the Parties, whether oral or written, with respect to their subject matter. This Agreement and the Intermediate Pipelines Transfer Documents contain the entire understanding of the Parties with respect to the subject matter hereof and thereof. No understanding, representation, promise or agreement, whether oral or written, is intended to be or shall be included in or form part of this Agreement or any Intermediate Pipelines Documents unless it is contained in a written amendment hereto or thereto and executed by the Parties hereto or thereto after the date of this Agreement or such Intermediate Pipelines Transfer Document.

      6.12 Effect of Agreement. The Parties ratify and confirm that except as otherwise expressly provided herein, in the event this Agreement conflicts in any way with any instrument of conveyance covering the Intermediate Pipelines, the terms and provisions of this Agreement shall control.

               [The Remainder of this Page is Intentionally Blank]

                                HOLLY CORPORATION
                           HOLLY ENERGY PARTNERS, L.P.
                             CONTRIBUTION AGREEMENT

                               TRANSFEREE PARTIES:

                               HOLLY ENERGY PARTNERS, L.P.

                               By:  HEP LOGISTICS HOLDINGS, L.P.
                                    its General Partner

                               By:  HOLLY LOGISTIC SERVICES, L.L.C.
                                    its General Partner

                                    By:_________________________________________
                                        Stephen J. McDonnell
                                        Vice President and Chief
                                        Financial Officer

                               HOLLY ENERGY PARTNERS -- OPERATING, L.P.

                               By:  HEP LOGISTICS GP, L.L.C.
                                    its General Partner

                               By:  HOLLY ENERGY PARTNERS, L.P.
                                    its Sole Member

                               By:  HEP LOGISTICS HOLDINGS, L.P.
                                    its General Partner

                               By:  HOLLY LOGISTIC SERVICES, L.L.C.
                                    its General Partner

                                    By:_________________________________________
                                        Stephen J. McDonnell
                                        Vice President and Chief
                                        Financial Officer

                          Signature Page 1 of 3 to the
                             Contribution Agreement

                               HEP PIPELINE, L.L.C.

                               By: HOLLY ENERGY PARTNERS -- OPERATING, L.P. its Sole Member

                               By:  HEP LOGISTICS GP, L.L.C.
                                    its General Partner

                               By:  HOLLY ENERGY PARTNERS, L.P.
                                    its Sole Member

                               By:  HEP LOGISTICS HOLDINGS, L.P.
                                    its General Partner

                               By:  HOLLY LOGISTIC SERVICES, L.L.C.
                                    its General Partner

                                    By:_________________________________________
                                        Stephen J. McDonnell
                                        Vice President and Chief
                                        Financial Officer

                               TRANSFEROR PARTIES:

                               HOLLY CORPORATION

                               By:______________________________________________
                                    Stephen J. McDonnell
                                    Vice President and Chief Financial Officer

                               NAVAJO PIPELINE CO., L.P.

                               By:  NAVAJO PIPELINE GP, L.L.C.,
                                    Its General Partner

                                    By:_________________________________________
                                        Stephen J. McDonnell
                                        Vice President and Chief
                                        Financial Officer

                          Signature Page 2 of 3 to the
                             Contribution Agreement

                               NAVAJO REFINING COMPANY, L.P.

                               By:  NAVAJO REFINING GP, L.L.C.,
                                    Its General Partner

                                    By:_________________________________________
                                        Stephen J. McDonnell
                                        Vice President and Chief
                                        Financial Officer

                          Signature Page 3 of 3 to the
                             Contribution Agreement

                                 SCHEDULE 4.1(A)

                       INTERMEDIATE PIPELINES ENCUMBRANCES

                              Schedule 4.1(A) - 1

                                    EXHIBIT B

                           FORM OF PIPELINE CONVEYANCE

Recording Requested by and                    STATE: New Mexico
When Recorded Return to:
Vinson & Elkins L.L.P.
2001 Ross Avenue, Suite 3700                  COUNTIES: Eddy, Lea
Dallas, Texas 75201
Attention:  Mark C. Anderson, Jr.

                     CONVEYANCE, ASSIGNMENT AND BILL OF SALE

           NAVAJO PIPELINE CO., L.P. AND NAVAJO REFINING COMPANY, L.P.
                                       TO
                              HEP PIPELINE, L.L.C.

      This Conveyance, Assignment and Bill of Sale ("Assignment"), dated effective for all purposes as of 12:01 a.m. Eastern Time on _____________, 2005 (the "Effective Time"), is made and entered into by and between Navajo Pipeline Co., L.P., a Delaware limited partnership, doing business in New Mexico as Navajo Pipeline Co., Limited Partnership, successor-by-conversion to Navajo Pipeline Co., a Delaware corporation, formerly known as Midland-Lea Pipeline Company, whose address is 501 East Main, P.O. Drawer 159, Artesia, New Mexico 88210 ("Navajo Pipeline Assignor"), Navajo Refining Company, L.P., a Delaware limited partnership, doing business in New Mexico as Navajo Refining Company, Limited Partnership, successor-by-conversion to Navajo Refining Company, a Delaware corporation, whose address is 501 East Main, P.O. Drawer 159, Artesia, New Mexico 88210 ("Navajo Refinery Assignor"), and HEP Pipeline, L.L.C. a Delaware limited liability company whose address is 100 Crescent Court, Suite 1600, Dallas, Texas 75201 ("Assignee"). Navajo Pipeline Assignor and Navajo Refinery Assignor are herein sometimes referred to individually as an "Assignor" and collectively as "Assignors."

                                   WITNESSETH:

      For and in consideration of the amounts paid by Assignee to Assignors and other good and valuable consideration, the receipt and sufficiency of which Assignors hereby acknowledge, each Assignor severally, as to their respective rights, title and interest in the property conveyed and assigned hereby, has transferred, bargained, conveyed, and assigned, and does hereby transfer, bargain, convey, and assign, to Assignee, effective for all purposes as of the Effective Time, the following properties and assets, whether real, personal or mixed, which are owned or held for use by Assignors in connection with the ownership and operation of Assignors' crude oil and intermediate, product pipelines located in New Mexico and described in greater detail in the narrative description contained in Part I of Exhibit A and depicted with bolded black lines on the map depicted on Part II of Exhibit A (herein referred to as the "Pipelines," such properties and assets being hereinafter called the "Navajo Property"):

            (a) Assignors' interest in the lease or leases as listed and designated as such in Exhibit B (such lease or leases, whether one or more, shall collectively be referred to as the "Navajo Leases");

            (b) The fee acreage described and designated as such in Exhibit B hereto, if any (such fee acreage shall be collectively referred to as the "Navajo Fee Acreage") together with all improvements owned by Assignors and located on the Navajo Fee Acreage;

                                       1                             Empire Line

            (c) The right of way easements, permits, property use agreements, and licenses associated with or used in connection with the Navajo Property, as listed and designated as such in Exhibit B (such right of way easements, permits, property use agreements, and licenses shall collectively be referred to hereinafter as the "Navajo Easements");

            (d) All rights of Assignors that relate to the foregoing properties and assets and which consist of rights to occupy real property, whether by adverse possession, prescriptive rights or otherwise.

      TO HAVE AND TO HOLD the Navajo Property, subject to the terms, exceptions and other provisions herein stated and to the Permitted Encumbrances (as defined below), together with all and singular the rights and appurtenances thereunto and in anywise belonging, unto Assignee; each Assignor does hereby bind itself, and its successors and assigns, as to its respective interest in the Navajo Property as described on Exhibit B hereto, to warrant and defend title to the Navajo Property subject only to the Permitted Encumbrances, unto Assignee, against every person or entity whomsoever or whatsoever, as the case may be, lawfully claiming or to claim the same or any part thereof, by, through or under the Assignor specified in Exhibit B hereto, but not otherwise.

      As used herein, the term "Permitted Encumbrances" shall mean:

            (i) All legal requirements that govern or apply to the ownership, operation or transfer of such property;

            (ii) Any lien for taxes that are not yet due and payable;

            (iii) Materialmen's, mechanic's, repairmen's, employees', contractors', tax and other similar liens or charges arising in the ordinary course of business for obligations that are not delinquent or that will be paid and discharged in the ordinary course of business or, if delinquent, that are being contested in good faith by appropriate action;

            (iv) Preferential rights to purchase and required third-party consents to assignments and similar agreements with respect to which waivers or consents are obtained from the appropriate parties;

            (v) All rights reserved to or vested in any governmental, statutorial or public authority to control or regulate any of the real property interests constituting a part of the Navajo Property;

            (vi) All easements, restrictions, reservations and covenants now of record affecting the Navajo Property;

            (vii) Any matters that are waived without reservation in writing by Assignee or otherwise released or satisfied by Assignor on or prior to the Effective Time; and

            (viii) Any encumbrances that do not materially impair the continued use and operation of the Navajo Property to which they relate and do not materially affect the value of the Navajo Property to which they relate.

      Effective as of the Effective Time and in consideration of the conveyances made by Assignors hereunder, Assignee hereby agrees to be bound by the terms, conditions, and covenants of

                                       2                             Empire Line
the Navajo Leases and the Navajo Easements. Assignee assumes all of the obligations and duties of Assignors under or in respect of the Navajo Leases and the Navajo Easements that arise from and after the Effective Time.

      Assignors and Assignee agree to execute, acknowledge and deliver to each other such additional instruments, notices and documents, and to do all such other and further acts and things, as may be reasonably necessary or useful to more fully and effectively evidence and effect the sale, conveyance, assignment, transfer and delivery by Assignors to Assignee of the Navajo Property conveyed hereunder or intended to be so conveyed.

      This Assignment shall bind and inure to the benefit of Assignors and Assignee and, except as otherwise provided herein, their respective successors and assigns. This Assignment shall be governed by and interpreted in accordance with the laws of the State of Texas without regard to any conflicts of law rule that would direct application of the laws of another jurisdiction, except to the extent that it is mandatory that the law of some other jurisdiction, wherein the Navajo Property is located, shall apply. All Exhibits attached hereto are hereby made a part hereof and incorporated herein by this reference. References in such Exhibits to instruments on file in the public records are made for all purposes. Unless provided otherwise, all recording references in such Exhibits are to the appropriate records of the counties in which the Navajo Property is located. This Assignment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      Separate assignments of certain parts of the Navajo Property may be executed on officially approved forms by Assignors to Assignee in sufficient counterparts to satisfy applicable statutory and regulatory requirements. In addition, to facilitate recording or filing of this Assignment in the appropriate real property records, the counterpart to be recorded in a specific county may contain only those portions of the Exhibits that describe real property located in such county. Any such separate assignments or counterparts shall be deemed to contain all of the exceptions, reservations, rights, titles, powers and privileges set forth herein as fully as though they were set forth in each such assignment or counterpart. The interests conveyed by such separate assignments or counterparts are the same, and not in addition to, the Navajo Property conveyed herein.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

                                       3                             Empire Line

EXECUTED effective for all purposes as of the Effective Time.

                            ASSIGNORS:

                            NAVAJO PIPELINE CO., L.P., a Delaware limited partnership, successor-by-conversion to Navajo Pipeline Co., a Delaware corporation

                            By: Navajo Pipeline GP, L.L.C., a Delaware
                                limited liability company, its
                                general partner

                                By: ____________________________________________
                                      Stephen J. McDonnell
                                      Vice President and Chief Financial Officer

                            NAVAJO REFINING COMPANY, L.P., a Delaware limited partnership, successor-by-conversion to Navajo Refining Company, a Delaware corporation

                            By: Navajo Refining GP, L.L.C., a Delaware limited
                                liability company, its general partner

                                By: ____________________________________________
                                      Stephen J. McDonnell
                                      Vice President and Chief Financial Officer

                                       4                             Empire Line

                            ASSIGNEE:

                            HEP PIPELINE, L.L.C., a Delaware limited liability company

                            By: Holly Energy Partners - Operating, L.P., a
                                Delaware limited partnership, its sole member

                                By: HEP Logistics GP, L.L.C., a Delaware
                                    limited liability company, its general
                                    partner

                                    By: Holly Energy Partners, L.P., a Delaware
                                        limited partnership, its sole member

                                        By: HEP Logistics Holdings, L.P., a
                                            Delaware limited partnership, its
                                            general partner

                                            By: Holly Logistic Services, L.L.C.,
                                                a Delaware limited liability
                                                company, its general partner

                                            By: ________________________________
                                                   Stephen J. McDonnell
                                                   Vice President and Chief
                                                   Financial Officer

                                       5                             Empire Line

STATE OF TEXAS

COUNTY OF DALLAS

      On this ___ day of ______________, 2005, before me, the undersigned, a Notary Public, in and for said State, personally appeared Stephen J. McDonnell, Vice President and Chief Financial Officer of Navajo Pipeline GP, L.L.C., a Delaware limited liability company, general partner of Navajo Pipeline Co., L.P., a Delaware limited partnership, known to me, or identified to me on the basis of satisfactory evidence, to be the Vice President and Chief Financial Officer of the limited liability company that executed the instrument and that the foregoing instrument was signed on behalf of said limited liability company by authority of a resolution of its members and acknowledged to me that such limited liability company executed the same.

                                        ________________________________________
                                        Notary Public

STATE OF TEXAS

COUNTY OF DALLAS

      On this _____ day of _______, 2005, before me, the undersigned, a Notary Public, in and for said State, personally appeared Stephen J. McDonnell, Vice President and Chief Financial Officer of Navajo Refining GP, L.L.C., a Delaware limited liability company, general partner of Navajo Refining Company, L.P., a Delaware limited partnership, known to me, or identified to me on the basis of satisfactory evidence, to be the Vice President and Chief Financial Officer of the limited liability company that executed the instrument and that the foregoing instrument was signed on behalf of said limited liability company by authority of a resolution of its members and acknowledged to me that such limited liability company executed the same.

                                        ________________________________________
                                        Notary Public

STATE OF TEXAS

COUNTY OF DALLAS

      On this _____ day of _______, 2005, before me, the undersigned, a Notary Public, in and for said State, personally appeared Stephen J. McDonnell, Vice President and Chief Financial Officer of Holly Logistic Services, L.L.C., a Delaware limited liability company, general partner of HEP Logistics Holdings, L.P., a Delaware limited partnership, general partner of Holly Energy Partners, L.P., a Delaware limited partnership, sole member of HEP Logistics GP, L.L.C., a Delaware limited liability company, general partner of Holly Energy Partners - Operating, L.P., a Delaware limited partnership, sole member of HEP Pipeline, L.L.C., a Delaware limited liability company, known to me, or identified to me on the basis of satisfactory evidence, to be the Vice President and Chief Financial Officer of the limited liability company that executed the instrument and that the foregoing instrument was signed on behalf of said limited liability company by authority of a resolution of its members and acknowledged to me that such limited liability company executed the same.

                                        ________________________________________
                                        Notary Public

                                       6                             Empire Line

                                List Of Exhibits:

Exhibit A - Pipelines
  Part I - Narrative description of Pipelines
  Part II - Map of Pipelines
Exhibit B - Navajo Leases, Fee Acreage, and Easements

                                       7                             Empire Line

                                   EXHIBIT C

                              FORM OF BILL OF SALE

                           BILL OF SALE AND ASSIGNMENT

STATE OF NEW MEXICO
                                                 KNOW ALL MEN BY THESE PRESENTS:
COUNTIES OF EDDY, LEA

      THAT Navajo Pipeline Co., L.P., a Delaware limited partnership ("Navajo Pipeline Grantor") and Navajo Refining Company, L.P., a Delaware limited partnership ("Navajo Refining Grantor," and, together with Navajo Pipeline Grantor, the "Grantors"), in consideration of the deliveries by the various parties to the Purchase Agreement (as hereinafter defined) as provided for therein, the receipt and sufficiency of which are hereby acknowledged, do hereby sell, convey, transfer, assign and deliver unto HEP Pipeline, L.L.C., a Delaware limited liability company ("Grantee"), pursuant to that certain Purchase and Sale Agreement, dated as of July [___], 2005 (the "Purchase Agreement"), by and among the Grantors, Grantee, Holly Corporation, a Delaware corporation, Holly Energy Partners, L.P., a Delaware limited partnership and Holly Energy Partners
- Operating, L.P., a Delaware limited partnership, all of their right, title and interest in and to those certain pipelines, personal property, inventory and equipment (the "Intermediate Pipelines"), more particularly described in Exhibit A attached hereto and incorporated herein by reference. Capitalized terms used herein but not defined shall have the meanings assigned to them in the Purchase Agreement.

      This Bill of Sale and Assignment shall be subject to the terms and conditions set forth in the Purchase Agreement, the Ancillary Documents and the Omnibus Agreement and nothing contained in this Bill of Sale and Assignment shall be construed to limit, terminate or expand the representations, warranties and covenants set forth in the Purchase Agreement, the Ancillary Documents and the Omnibus Agreement.

      Nothing in this Bill of Sale and Assignment, express or implied, is intended or shall be construed to confer upon, or to give to, any person, firm, corporation or other entity other than the Grantors, Grantee, and their respective successors and assigns, any right or remedy under or by reason of this Bill of Sale and Assignment or any term, covenant or condition hereof, and all the terms, covenants, conditions, promises and agreements contained in this Bill of Sale and Assignment shall be for the sole and exclusive benefit of the Grantors, Grantee and their respective successors and assigns.

      The terms and conditions of this Bill of Sale and Assignment shall be governed and construed in accordance with the laws of the State of Texas, without reference to its conflict of law provisions.

               [The Remainder of this Page is Intentionally Blank]

      IN WITNESS WHEREOF, the undersigned have executed this Bill of Sale and Assignment as of this [__] day of [_________], 2005.

                             NAVAJO PIPELINE CO., L.P.

                             By: NAVAJO PIPELINE GP, L.L.C.,
                                 Its General Partner

                                 By:__________________________________________
                                     Stephen J. McDonnell
                                     Vice President and Chief Financial Officer

                             NAVAJO REFINING COMPANY, L.P.

                             BY  NAVAJO REFINING GP, L.L.C.,
                                 Its General Partner

                                 By:__________________________________________
                                     Stephen J. McDonnell
                                     Vice President and Chief Financial Officer

                                    EXHIBIT A

                             INTERMEDIATE PIPELINES

"Intermediate Pipelines" means approximately 65 miles of 8" feedstock pipeline and 10" feedstock pipeline, each of which begins at the inlet flange of the delivery manifold motor operated valves at Navajo Refining Grantor's Lovington Refinery, near Lovington, New Mexico and ends at the outlet flange of the turbine meter at Navajo Refining Grantor's Artesia Refinery in Artesia, New Mexico, along with any and all connection facilities, including the Enterprise/MAPL connection, field booster pump stations, spare parts, pipes, valves, motors and miscellaneous equipment directly associated with the 8" inch and 10" feedstock pipelines.

                                    EXHIBIT A

                                    EXHIBIT D

                           FORM OF PIPELINES AGREEMENT

See Exhibit 10.1 attached to Holly Energy Partners, L.P.'s Form 8-K, filed with the Securities and Exchange Commission July 12, 2005.

                                    EXHIBIT E

                   FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

      THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (the "Agreement") is made and entered into as of this [__] day of [____________], 2005, by and among Navajo Pipeline Co., L.P., a Delaware limited partnership ("Navajo Pipeline Transferor") and Navajo Refining Company, L.P., a Delaware limited partnership ("Navajo Refining Transferor," and, together with Navajo Pipeline Transferor, the "Transferors") and HEP Pipeline, L.L.C., a Delaware limited liability company ("Transferee"). Capitalized terms used herein by not defined shall have the meanings assigned to them in the Purchase Agreement (as defined herein).

                                   WITNESSETH:

      WHEREAS, concurrently with the execution and delivery hereof, Transferors have transferred and conveyed to Transferee the Intermediate Pipelines pursuant to the terms and conditions of that certain Purchase and Sale Agreement, dated as of July [___], 2005 (the "Purchase Agreement"), by and among the Transferors, Transferee, Holly Corporation, a Delaware corporation, Holly Energy Partners, L.P., a Delaware limited partnership and Holly Energy Partners - Operating, L.P., a Delaware limited partnership; and

      WHEREAS, pursuant to the Purchase Agreement, Transferee has agreed to assume certain liabilities and obligations of Transferors.

      NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Transferee hereby covenants and agrees with Transferors as follows:

      1. Effective as of the date hereof, Transferee hereby agrees to assume and be solely responsible for the payment, performance and discharge of all of the Liabilities.

      2. This Agreement shall be subject to the terms and conditions set forth in the Purchase Agreement, the Ancillary Documents and the Omnibus Agreement, and nothing contained in this Agreement shall be construed to limit, terminate or expand the representations, warranties and covenants set forth in the Purchase Agreement, the Ancillary Documents and the Omnibus Agreement.

      3. The undertakings, covenants, and agreements set forth herein shall be binding upon and inure to the benefit of Transferee and Transferors and their respective successors and assigns.

      4. The terms and conditions of this Agreement shall be governed and construed in accordance with the laws of the State of Texas, without reference to its conflict of law provisions.

      IN WITNESS WHEREOF, Transferee and Transferors have executed this Agreement as of the date first set forth above.

                                    TRANSFERORS:

                                    NAVAJO PIPELINE CO., L.P.

                                    By:  NAVAJO PIPELINE GP, L.L.C.,
                                         Its General Partner

                                    By:  _______________________________________
                                                  Stephen J. McDonnell
                                                  Vice President and Chief
                                                  Financial Officer

                                    NAVAJO REFINING COMPANY, L.P.

                                    BY:  NAVAJO REFINING GP, L.L.C.,
                                         Its General Partner

                                    By:  _______________________________________
                                                  Stephen J. McDonnell
                                                  Vice President and Chief
                                                  Financial Officer

                                    TRANSFEREE:

                                    HEP PIPELINE, L.L.C.

                                    By:  HOLLY ENERGY PARTNERS --OPERATING, L.P.
                                         its Sole Member

                                    By:  HEP LOGISTICS GP, LLC.
                                         its General Partner

                                    By:  HOLLY ENERGY PARTNERS, L.P.
                                         its General Partner

                                    By:  HEP LOGISTICS HOLDINGS, L.P.
                                         its General Partner

                                         By:  HOLLY LOGISTIC SERVICES, L.L.C.
                                              its General Partner

                                         By:  __________________________________
                                                  Stephen J. McDonnell
                                                  Vice President and
                                                  Chief Financial Officer

                                    EXHIBIT F

                       FORM OF MORTGAGE AND DEED OF TRUST

See Exhibit 10.2 attached to Holly Energy Partners, L.P.'s Form 8-K, filed with the Securities and Exchange Commission July 12, 2005.

                                     ANNEX A

      As evidenced by their signatures below, the following parties to the Omnibus Agreement hereby confirm their desire to supplement the agreements contained in the Omnibus Agreement pursuant to the terms and provisions contained in this Agreement.

                            HOLLY LOGISTIC SERVICES, L.L.C.

                            By: /s/ Stephen J. McDonnell
                                 ------------------------------------------
                                 Stephen J. McDonnell
                                 Vice President and Chief Financial Officer

                            HEP LOGISTICS HOLDINGS, L.P.

                            By: HOLLY LOGISTIC SERVICES, L.L.C.,
                                Its General Partner

                                By: /s/ Stephen J. McDonnell
                                    --------------------------------------
                                      Stephen J. McDonnell
                                      Vice President and Chief Financial Officer

                            HEP LOGISTICS GP, L.L.C.

                            By: HOLLY ENERGY PARTNERS, L.P.
                                its Sole Member

                            By: HEP LOGISTICS HOLDINGS, L.P.
                                its General Partner

                                By: HOLLY LOGISTIC SERVICES, L.L.C.
                                    its General Partner

                                By: /s/ Stephen J. McDonnell
                                    --------------------------------------
                                      Stephen J. McDonnell
                                      Vice President and Chief Financial Officer

                                   Annex A - 1

                              DISCLOSURE SCHEDULES
                         TO PURCHASE AND SALE AGREEMENT

Each Disclosure Schedule attached to the Purchase and Sale Agreement (the "Agreement") is qualified in its entirety by reference to the specific provisions of the Agreement to which such Disclosure Schedule is attached, and is not intended to constitute, and shall not be construed as constituting, representations or warranties except as and to the extent provided in the Agreement.

Matters referred to in each Disclosure Schedule are not necessarily limited to matters required by the Agreement to be reflected in such Disclosure Schedule. Such additional matters are set forth for informational purposes only and do not necessarily include other matters of a similar nature. The inclusion of such matters in any Disclosure Schedules does not constitute an admission of materiality by any party to the Agreement.

A disclosure made by any party to the Agreement in any Disclosure Schedule that is sufficient on its face to reasonably inform another party to the Agreement of information required to be disclosed in another Disclosure Schedule in order to avoid a misrepresentation thereunder shall be deemed, for all purposes of the Agreement, to have been made with respect to such other Disclosure Schedule.

Headings have been inserted for convenience of reference only and shall to no extent have the effect of amending or changing the express description of the sections as set forth in the Agreement. All capitalized terms in any Disclosure Schedule that are defined in the Agreement that are not otherwise defined in such Disclosure Schedule shall have the meanings assigned to them in the Agreement.

                                  SCHEDULE 3.3

                    SELLER PARTIES NO CONFLICTS OR VIOLATIONS

1.    Violations of Seller Parties Organizational Documents.

      None.

2.    Violations or conflicts with material contracts.

      None.

3.    Consents of Governmental Entities.

      Navajo Refining Consents:

      1. Right of Way from the State of New Mexico, dated September 9, 1900, Permit Number RW-20698.

      2. Right of Way from the Bureau of Land Management, U.S. Department of the Interior, dated January 15, 1981, Permit Number NM-40864.

      Navajo Pipeline Consents:

      1. Right of Way from the State of New Mexico, dated January 28, 1999, Permit Number RW-26822.

      2. Right of Way from the Bureau of Land Management, U.S. Department of the Interior, dated February 2, 1999, Permit Number 101324.

                                Schedule 3.3 - 1

                                  SCHEDULE 3.4

                            SELLER PARTIES LITIGATION

                                      None

                                Schedule 3.4 - 1

                                 SCHEDULE 3.5(a)

                         TITLE TO INTERMEDIATE PIPELINES

1. Any break in the chain of title or gaps in the easements or permits resulting from the failure of any predecessor of the Seller Parties to obtain any consent to assignment required by such easement or permit.

2. Any break in the chain of title or gaps in the easements or permits resulting from the failure to properly document or record assignments (by operation of law or otherwise) of easements or permits from Midland Lea Pipeline Company to the applicable Seller Party.

                               Schedule 3.5(a) - 1

                                  SCHEDULE 4.3

                    BUYER PARTIES NO CONFLICTS OR VIOLATIONS

                                      None.

                                Schedule 4.3 - 1

                                  SCHEDULE 4.4

                            BUYER PARTIES LITIGATION

                                      None.

                                Schedule 4.4 - 1

                                 SCHEDULE 6.2(a)

                             SELLER PARTIES CONSENTS

                                      None.

                               Schedule 6.2(a) - 1

                                 SCHEDULE 6.3(a)

                             BUYER PARTIES CONSENTS

Consent with respect to the Credit Agreement dated as of July 7, 2004 (as extended, amended, supplemented, restated, replaced or refinanced in whole or in part, from time to time) among Holly Energy Partners - Operating, L.P., a Delaware limited partnership, the banks party thereto from time to time, and Union Bank of California, N.A., in its capacity as administrative agent, and all related contracts or agreements.

                               Schedule 6.3(a) - 1